Exhibit 99.4

The following is a revised excerpt of portions of the prospectus contained in the Form S-4 registration statement (File No. 333-248487) as declared effective by the U.S. Securities and Exchange Commission on October 19, 2020. Such information is as of October 19, 2020 (unless an earlier or alternative date is indicated) and reflects the then current and continuing nature of each individual risk factor.

RISK FACTORS

Risks Related to F-star’s Financial Position and Need for Additional Capital

F-star is a clinical-stage immuno-oncology company and have incurred significant losses since F-star’s inception. F-star expects to incur losses for the foreseeable future and may never achieve or maintain profitability.

F-star is a clinical-stage immuno-oncology company with a limited operating history. F-star incurred net losses of £35.0 million for the year ended December 31, 2019 and £10.2 million and £9.8 million for the six months ended June 30, 2020 and 2019, respectively, and net profits of £12.9 million and £3.8 million for the years ended December 31, 2018 and 2017, respectively. As of June 30, 2020, F-star had an accumulated loss of £25.7 million. F-star’s losses have resulted principally from expenses incurred in research and development, preclinical testing and clinical development of its mAb2 product candidates as well as expenses incurred for research programs and from general and administrative costs associated with its operations. F-star expects to continue to incur significant and increasing operating losses for the foreseeable future as it continues its clinical trial plans, research and development efforts and seeks to obtain regulatory approval and commercialization of its tetravalent bispecific antibody (“mAb2”) product candidates, and F-star does not know whether or when it will become profitable. F-star’s losses, among other things, will continue to cause its working capital and shareholders’ equity to decrease. F-star anticipates that its expenses will increase substantially if and as it:

•	continues to develop and conduct clinical trials for its lead product candidate, FS118;

•	continues the research and development of its other mAb[2] product candidates, including completing preclinical studies and commencing clinical trials for FS120 and FS222;

•	discovers and develops additional mAb[2] product candidates and makes further investments in its modular antibody technology platform;

•	seeks regulatory approvals for any mAb[2] product candidates that successfully complete clinical trials;

•	experiences any delays or encounter any issues with any of the above, including but not limited to failed studies, complex results, safety issues or other regulatory challenges;

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establishes a sales, marketing and distribution infrastructure and scale-up manufacturing capabilities, whether alone or with third parties, to commercialize any mAb[2] product candidates for which it may obtain regulatory approval, if any;

•	maintains, expands and protects its intellectual property portfolio, including litigation costs associated with defending against alleged patent infringement claims;

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adds clinical, scientific, operational, financial and management information systems and personnel, including personnel to support its product development and potential future commercialization efforts;

•	expands its operations in the United States, Europe and other geographies; and

•	incurs additional legal, accounting and other expenses associated with operating as a public company.

To date, F-star has funded its operations through private placements of equity securities and upfront and milestone payments and expense reimbursement payments received from its collaborators. F-star has invested substantially all of its financial resources and efforts to developing its mAb2 product candidates in immuno-oncology, building its intellectual property portfolio, developing its supply chain, conducting business planning, licensing F-star’s technology to its collaborators, raising capital and providing general and administrative support for these operations. F-star does not currently have any approved products and has never generated any revenue from product sales.

To become and remain profitable, F-star must succeed in developing and eventually commercializing products that generate significant revenue. This will require F-star to be successful in a range of challenging activities, including completing preclinical testing and clinical trials of its mAb2 product candidates supportive of product approval, discovering and developing additional mAb2 product candidates, obtaining regulatory approval for any mAb2 product candidates that successfully complete clinical trials, establishing manufacturing and marketing capabilities and ultimately selling any products for which it may obtain regulatory approval. F-star is only in the preliminary stages of most of these activities. F-star may never succeed in these activities and, even if it does, may never generate revenue that is significant enough to achieve or maintain profitability. Even if one or more of the mAb2 product candidates that F-star develops is approved for commercial sale, F-star anticipates incurring significant costs associated with commercializing any approved product candidate. F-star’s expenses could increase beyond current expectations if F-star is required by the FDA, the EMA or other comparable foreign regulatory agencies to perform clinical trials or studies in addition to those that F-star currently anticipates. Even if F-star is able to generate revenue from the sale of any approved products, it may not become profitable and may need to obtain additional funding to continue operations.

Even if F-star achieves profitability, it may not be able to sustain or increase profitability on a quarterly or annual basis. F-star’s failure to become and remain profitable could impair its ability to raise capital, expand its business, maintain its research and development efforts or continue its operations and you could lose some or all of your investment.

F-star’s limited operating history may make it difficult to evaluate the success of its business to date and to assess F-star’s future viability.

Since inception, F-star has invested most of its resources in developing its modular antibody technology platform, its mAb2 technology and mAb2 product candidates, building its intellectual property portfolio, conducting business planning, licensing its technology to its collaborators, raising capital and providing general and administrative support for these operations. F-star’s most advanced mAb2 product candidate, FS118, is in a Phase 1 clinical trial in heavily pretreated patients with advanced cancer who have relapsed on programmed cell death ligand-1 (“PD-L1”), or programmed cell death protein-1, (“PD-1”), checkpoint inhibitor therapies. F-star has not yet demonstrated its ability to successfully complete any Phase 1 clinical trials, Phase 2 clinical trials or any Phase 3 or other pivotal clinical trials, obtain regulatory approvals, manufacture a commercial-scale product or arrange for a third party to do so on its behalf or conduct sales and marketing activities necessary for successful product commercialization. In addition, given its limited operating history, F-star may encounter unforeseen expenses, difficulties, complications, delays and other known and unknown factors in achieving its business objectives. Additionally, F-star expects its financial condition and operating results to continue to fluctuate significantly from quarter to quarter and year to year due to a variety of factors, many of which are beyond F-star’s control. Consequently, any predictions you make about the F-star’s future success or viability may not be as accurate as they could be if F-star had a longer operating history or more experience developing mAb2 product candidates.

F-star will need substantial additional funding in order to complete the development and commence commercialization of its mAb2 product candidates. Failure to obtain this necessary capital at acceptable terms and when needed may force it to delay, reduce or eliminate its product development programs or commercialization efforts.

F-star expects its expenses to increase in connection with its ongoing activities, particularly as F-star completes the Phase 1 clinical trial of FS118 and initiates later-stage clinical development, and continues to research, develop and initiate clinical trials of FS120, FS222 and any other mAb2 product candidates. In addition, if F-star obtains regulatory approval for any of its mAb2 product candidates, it expects to incur significant commercialization expenses related to product manufacturing, marketing, sales and distribution.

Furthermore, upon the Closing, F-star expects to incur additional costs associated with operating as a public company. Accordingly, F-star will need to obtain substantial additional funding in connection with its continuing operations. If F-star is unable to raise capital when needed or on attractive terms, it could be forced to delay, reduce or eliminate its product development programs or any future commercialization efforts.

F-star expects that its available cash and cash equivalents immediately prior to the completion of the Exchange, together with net cash held by Spring Bank upon consummation of the Exchange, the anticipated proceeds of approximately $25.0 million from the Pre-Closing Financing, the projected receipt of contingent milestones and research and development payments under its current collaborations with Merck and Denali and annual UK research and development tax refunds will enable it to fund its operating expenses, preclinical and clinical trial costs, including capped costs per the CVR Agreement towards continuing the ongoing Phase 1a/1b clinical trial of Spring Bank’s SB 11285 program and capital expenditure requirements through at least the next 24 months. However, F-star has based this estimate on assumptions that may prove to be wrong, including raising at least $25.0 million in the Pre-Closing Financing and the timing of contingent milestones and research and development payments from the current collaborations with Merck and Denali, and it could use its capital resources sooner than it currently expects. The combined company will need to raise additional capital to complete the development and commercialization of FS118, FS120, FS222, if approved, and may also need to raise additional funds to pursue other development activities related to additional product candidates.

F-star’s future capital requirements will depend on many factors, including:

•	the cost, progress, results of the Phase 1 clinical trial of FS118 and any later-stage clinical trials for this product candidate;

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the scope, progress, results and costs of preclinical development, laboratory testing and clinical trials for its other mAb[2] product candidates, including FS120, FS222 and any future product candidate;

•	the number of potential new mAb[2] product candidates F-star identifies and decides to develop;

•	the cost of manufacturing drug supply for the clinical trials of its mAb[2] product candidates;

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the time and costs involved in obtaining regulatory approval for its mAb[2] product candidates and any delays F-star may encounter as a result of evolving regulatory requirements or adverse clinical trial results with respect to any of its mAb[2] product candidates;

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the costs involved in growing F-star’s organization to the size and expertise needed to allow for the research, development and potential commercialization of F-star’s current or any future mAb[2] product candidates;

•	fulfilling obligations under F-star’s existing collaboration agreements and the entry into new collaboration agreements;

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the costs and timing of preparing, filing and prosecuting patent applications, maintaining and enforcing its intellectual property rights and defending any intellectual property-related claims, including any claims by third parties that F-star is infringing upon their intellectual property rights;

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the cost of commercialization activities and costs involved in the creation of an effective sales, marketing and healthcare compliance organization for any mAb[2] product candidates F-star develops, if approved;

•	the potential additional expenses attributable to adjusting F-star’s development plans (including any supply related matters) to the COVID-19 pandemic;

•	the revenue, if any, received from commercial sales of its mAb[2] product candidates for which F-star receive marketing approval; and

•	the costs of operating as a public company.

Until F-star can generate sufficient product revenue to finance its cash requirements, which it may never do, F-star expects to finance its future cash needs through a combination of public or private equity offerings, debt financings, collaborations, strategic alliances, licensing arrangements and other marketing or distribution arrangements. Disruptions in the financial markets in general and more recently due to the COVID-19 pandemic have made equity and debt financing more difficult to obtain, and may have a material adverse effect on F-star’s ability to meet its fundraising needs.

F-star’s ability to raise additional funds will depend on financial, economic and market conditions and other factors, over which it may have no or limited control. If adequate funds are not available on commercially acceptable terms when needed, F-star may be forced to delay, reduce or terminate the development or commercialization of all or part of its research programs or mAb2 product candidates or it may be unable to take advantage of future business opportunities.

Raising additional capital may cause dilution to holders of existing shareholders of F-star, restrict F-star’s operations or require F-star to relinquish rights to its technologies or mAb2 product candidates.

Until such time, if ever, as F-star can generate substantial product revenues, F-star expects to finance its operations with its existing cash and cash equivalents, including the Pre-Closing Financing and revenue from its collaborations. In order to further advance development of its mAb2 product candidates, discover additional mAb2 product candidates and pursue its other business objectives, however, F-star will need to seek additional funds.

F-star cannot guarantee that future financing will be available in sufficient amounts or on commercially reasonable terms, if at all. To the extent that F-star raises additional capital by issuing equity securities, F-star’s existing shareholders’ ownership may experience substantial dilution, and the terms of these securities may include liquidation or other preferences that adversely affect F-star’s rights as a shareholder. Equity and debt financing, if available, may involve agreements that include covenants limiting or restricting F-star’s ability to take specific actions, such as redeeming F-star’s shares, making investments, incurring additional debt, making capital expenditures or declaring dividends.

The incurrence of indebtedness could result in increased fixed payment obligations and F-star may be required to agree to certain restrictive covenants therein, such as limitations on F-star’s ability to incur additional debt, limitations on F-star’s ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely affect F-star’s ability to conduct its business.

If F-star is unable to obtain funding on a timely basis, F-star may be required to significantly curtail, delay or discontinue one or more of its research or development programs or the commercialization of any of its mAb2 product candidates, if approved, or be unable to expand its operations or otherwise capitalize on its business opportunities, as desired, which could materially affect its business, financial condition and results of operations.

F-star will need to hire additional qualified accounting personnel in order to remediate material weaknesses in its internal control over financial reporting, and F-star will need to expend any additional resources and efforts that may be necessary to establish and to maintain the effectiveness of its internal control over financial reporting and its disclosure controls and procedures.

Although F-star is not yet subject to the certification or attestation requirements of Section 404 of The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), in connection with the preparation and audit of its financial statements for the year ended December 31, 2019, its management identified two material weaknesses related to its financial reporting process. PCAOB guidance regarding management’s report on internal control over financial reporting defines a material weakness as a deficiency or combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of its annual or interim financial statements will not be prevented or detected and corrected on a timely basis. As a result, the financial statements for the years ended December 31, 2017 and 2018 required restatements related to income taxes. Additionally, these material weaknesses could result in further misstatements of account balances or disclosures that could result in further material misstatements to the F-star annual or interim consolidated financial statements that would not be prevented or detected.

These material weaknesses relate to (i) the lack of formal policies and procedures and sufficient complement of personnel to implement effective segregation of duties and (ii) the company did not have sufficient formality and evidence of controls over key reports and spreadsheets.

F-star has commenced measures to remediate these material weaknesses and it intends to hire additional finance and accounting personnel with appropriate expertise to perform specific functions and allow for proper segregation of duties, design key controls and implement improved processes and internal controls, build its financial management and reporting infrastructure, and further develop and document its accounting policies and financial reporting procedures, including ongoing senior management review and audit committee oversight.

There can be no assurance that F-star will be successful in pursuing these measures or that these measures will significantly improve or remediate the material weaknesses described above. There is also no assurance that F-star has identified all of its material weaknesses or that F-star will not in the future have additional material weaknesses. If F-star fails to remediate the material weaknesses or to meet the demands that will be placed upon it as a public company, including the requirements of the Sarbanes-Oxley Act, F-star may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to applicable stock exchange listing requirements, investors may lose confidence in F-star’s financial reporting, and F-star’s share price may decline as a result. F-star also could become subject to investigations by Nasdaq, the SEC or other regulatory authorities.

F-star believes its current cash and cash equivalents will be sufficient to fund its business only for a limited amount of time, and if it is not able to raise additional funds, it may be unable to continue as a going concern.

F-star expects its costs and expenses to increase as it continues to develop its product candidates and progress its current clinical programs and cost associated with being a public company.

Since its inception, F-star has incurred significant losses and has an accumulated deficit of $21.5 million as of December 31, 2019. F-star expects to incur substantial losses in the foreseeable future as it conducts and expands its research and development activities. As of February 5, 2021 the date of the approval of the consolidated financial statements, F-star does not expect its cash deposits will be sufficient to fund its operating expenses and capital expenditure requirements for at least the next 12 months, These conditions give rise to a substantial doubt over the company’s ability to continue as a going concern.

F-star will be required to seek additional funding through public equity, private equity, debt financing, collaboration partnerships, or other sources. There are no assurances, however, that F-star will be successful in raising additional working capital, or if it is able to raise additional working capital, it may be unable to do so on commercially favorable terms. F-star’s failure to raise capital or enter into other such arrangements if and when needed would have a negative impact on its business, results of operations and financial condition and its ability to develop its product candidates.

Pursuant to the requirements of Accounting Standard Codification (ASC) 205-40, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, management must evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about F-star’s ability to continue as a going concern within one year after the date that the financial statements are issued. This evaluation initially does not take into consideration the potential mitigating effect of management’s plans that have not been fully implemented as of the date of these financial statements, and (1) is probable that the plan will be effectively implemented within one year after the date the financial statements are issued, and (2) it is probable that the plan, when implemented, will mitigate the relevant condition or events that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date the financials are issued.

Certain elements of F-star’s operating plan to alleviate the condition that raise substantial doubt are outside of F-star’s control and cannot be included in management’s evaluation under the requirements of Accounting Standard Codification (ASC) 205-40, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. Accordingly, the Company has concluded that substantial doubt exists about the Company’s ability to continue as a going concern for a period of at least twelve months from the date of the financial statements.

Risks Related to Development and Commercialization

If F-star is unable to advance its current or future mAb2 product candidates through clinical trials, obtain marketing approval and ultimately commercialize any mAb2 product candidates F-star develops, or if it experiences significant delays in doing so, F-star’s business will be materially harmed.

F-star is early in its mAb2 product candidate development efforts and only has one mAb2 product candidate in clinical development, which is still in early-stage clinical trials. F-star has invested substantially all of its efforts and financial resources in the development of its proprietary mAb2 technology, identification of targets and preclinical development of its mAb2 product candidates.

F-star’s ability to generate product revenues, which F-star does not expect will occur for several years, if ever, will depend heavily on the successful development and eventual commercialization of the mAb2 product candidates F-star develops, which may never occur. F-star’s current mAb2 product candidates, and any future mAb2 product candidates F-star develops, will require additional preclinical and clinical development, management of clinical, preclinical and manufacturing activities, marketing approval in the United States and other jurisdictions, demonstrating cost effectiveness to pricing and reimbursement authorities in various jurisdictions, obtaining and securing sufficient manufacturing supply for both clinical development and commercial production, building of a commercial organization, and substantial investment and significant marketing efforts before F-star generate any revenues from any future product sales. Moreover, the success of F-star’s current and future mAb2 product candidates will depend on several factors, including the following:

•	successful and timely completion of preclinical studies, including in vivo animal studies if necessary, and human clinical trials;

•	sufficiency of F-star’s financial and other resources to complete the necessary preclinical studies and clinical trials;

•	receiving regulatory approvals or authorizations for conducting F-star’s planned clinical trials or future clinical trials;

•	initiation and successful patient enrollment in and completion of clinical trials on a timely basis;

•	safety, tolerability and efficacy profiles that are satisfactory to the FDA, the EMA or any other comparable foreign regulatory authority for a product to receive marketing approval;

•	timely receipt of marketing approvals for F-star’s mAb[2] product candidates from applicable regulatory authorities;

•	the extent of any required post-marketing approval commitments made to applicable regulatory authorities;

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establishing and scaling up, either alone or with third-party manufacturers, manufacturing capabilities of clinical supply for F-star’s clinical trials and commercial manufacturing, if any mAb[2] product candidates are approved;

•	obtaining and maintaining patent and trade secret protection or regulatory exclusivity for F-star’s mAb[2] product candidates, both in the United States and internationally;

•	successfully scaling a sales and marketing organization and launching commercial sales of F-star’s mAb[2] product candidates, if approved;

•	acceptance of F-star’s mAb[2] product candidates’ benefits and uses, if approved, by patients, the medical community and third-party payors;

•	maintaining a continued acceptable safety profile of F-star’s mAb[2] product candidates following marketing approval and commercial launch;

•	effectively competing with companies developing and commercializing other therapies in the same indications targeted by F-star’s mAb[2] product candidates;

•	obtaining and maintaining healthcare coverage and adequate reimbursement from third-party payors for any approved products; and

•	enforcing and defending intellectual property rights and claims.

If F-star is not successful with respect to one or more of these factors in a timely manner or at all, F-star could experience significant delays or an inability to successfully commercialize any mAb2 product candidates F-star develops, which would materially harm F-star’s business. If F-star does not receive marketing approvals for F-star’s current and future product candidates, F-star may not be able to continue its operations.

All of F-star’s mAb2 product candidates are in preclinical or early clinical development. Clinical trials are difficult to design and implement, and they involve a lengthy and expensive process with uncertain outcomes. F-star may experience delays in completing, or ultimately be unable to complete, the development and commercialization of F-star’s current and future mAb2 product candidates.

Clinical testing is expensive and can take many years to complete, and its outcome is inherently uncertain. Failure can occur at any time during the clinical trial process and F-star’s future clinical trial results may not be successful.

To date, F-star has not completed any clinical trials required for the approval of any of its mAb2 product candidates. Although F-star expects completion of the current Phase 1 clinical trial of FS118 in the fourth quarter of 2020 and initiation of a Phase 1 clinical trial for FS120 in the fourth quarter of 2020, and it also plans to submit a Clinical Trial Application (“CTA”), to the EMA for FS222 in the second half of 2020, F-star may experience delays in its ongoing clinical trials or preclinical studies and F-star does not know whether planned clinical trials will begin on time, need to be redesigned, enroll patients on time, have sufficient drug supply for F-star’s mAb2 product candidates on a timely basis or be completed on schedule, if at all. F-star may also experience numerous unforeseen events during its clinical trials that could delay or prevent F-star’s ability to receive marketing approval or to commercialize the mAb2 product candidates F-star develops, including:

•	delays in or failure to obtain regulatory approval to commence a clinical trial;

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delays in or failure to reach agreement on acceptable terms with prospective contract research organizations (“CROs”), and clinical trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;

•	delays in or failure to obtain institutional review board (“IRB”), approval at each site;

•	delays in or failure to recruit a sufficient number of suitable patients to participate in a trial;

•	failure to have participants complete a trial or return for post-treatment follow-up;

•	clinical sites deviating from trial protocol or dropping out of a trial;

•	delays in adding new clinical trial sites;

•	failure to manufacture sufficient quantities of a mAb[2] product candidate for use in clinical trials in a timely manner;

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safety or tolerability concerns that could cause it or F-star’s collaborators, as applicable, to suspend or terminate a trial if F-star or F-star’s collaborators find that the participants are being exposed to unacceptable health risks;

•	changes in regulatory requirements, policies and guidelines;

•	failure of F-star’s third-party research contractors to comply with regulatory requirements or meet their contractual obligations to it in a timely manner, or at all;

•	delays in establishing the appropriate dosage levels for a particular product candidate through clinical trials;

•	the quality or stability of the mAb[2] product candidate falling below acceptable standards; and

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business interruptions resulting from pandemics, including those related to COVID-19, geo-political actions, including war and terrorism, or natural disasters including earthquakes, typhoons, floods and fires.

F-star could encounter delays if a clinical trial is suspended or terminated by it, by the IRBs of the institutions in which such trials are being conducted or ethics committees, or by the FDA, the EMA, or other comparable foreign regulatory authorities, or if a trial is recommended for suspension or termination by the Data Review Committee (“DRC”), or Data Safety Monitoring Board (“DSMB”), for such trial. Any such authorities may impose such a suspension or termination of ongoing human subjects research due to a number of factors, including failure to conduct the clinical trial in accordance with regulatory requirements or F-star’s clinical protocols, inspection of the clinical trial operations or trial site by the FDA, the EMA, or other comparable foreign regulatory authorities resulting in the imposition of a clinical hold, unforeseen safety issues or adverse side effects, including those relating to the class to which F-star’s mAb2 product candidates belong, failure to demonstrate a benefit from using a mAb2 product candidate, changes in governmental regulations or administrative actions or lack of adequate funding to continue the clinical trial. If F-star experiences delays in the completion of, or if F-star terminates, any clinical trial of its mAb2 product candidates, the commercial prospects of its mAb2 product candidates will be harmed, and F-star’s ability to generate product revenues from any of these mAb2 product candidates will be delayed or may become impossible. In addition, any delays in completing clinical trials will increase F-star’s costs, slow down F-star’s mAb2 product candidate development and approval process and jeopardize F-star’s ability to commence product sales and generate revenues. Moreover, if F-star makes changes to F-star’s mAb2 product candidates, F-star may need to conduct additional scientific studies to bridge its modified mAb2 product candidates to earlier versions, which could delay F-star’s clinical development plan or marketing approval for F-star’s mAb2 product candidates. Significant clinical trial delays could also allow F-star’s competitors to bring products to market before F-star does or shorten any periods during which F-star has the exclusive right to commercialize F-star’s mAb2 product candidates and impair F-star’s ability to commercialize its mAb2 product candidates.

Any of these occurrences may harm F-star’s business, reputation, financial condition and results of operations significantly. In addition, many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval for F-star’s mAb2 product candidates or result in the cessation of development of F-star’s mAb2 product candidates.

F-star’s clinical trials may fail to demonstrate adequately the safety and efficacy of any of F-star’s mAb2 product candidates, which would prevent or delay regulatory approval and commercialization.

To obtain the requisite regulatory approvals to market and sell any of F-star’s mAb2 product candidates, including FS118, FS120, FS222 and any other future product candidates, F-star must demonstrate through extensive preclinical studies and clinical trials that F-star’s products are safe and effective in humans. Clinical testing is expensive and can take many years to complete, and its outcome is inherently uncertain. Failure can occur at any time during the clinical trial process and F-star’s future clinical trial results may not be successful. Further, the process of obtaining regulatory approval is expensive, often takes many years following the commencement of clinical trials and can vary substantially based upon the type, complexity and novelty of the product candidates involved, as well as the target indications, patient population and regulatory agency considering the product’s marketing application. Prior to obtaining approval to commercialize a mAb2 product candidate in the United States or abroad, F-star or F-star’s potential future collaborators must demonstrate with substantial evidence from adequate and well-controlled clinical trials, and to the satisfaction of the FDA, the EMA or other comparable foreign regulatory authorities, that such mAb2 product candidates are safe and effective for their intended uses.

Clinical trials that F-star conducts may not demonstrate the efficacy and safety necessary to obtain regulatory approval to market F-star’s mAb2 product candidates. In some instances, there can be significant variability in safety or efficacy results between different clinical trials of the same product candidate due to numerous factors, including changes in trial procedures set forth in protocols, differences in the size and type of the patient populations, changes in and adherence to the clinical trial protocols and the rate of dropout among clinical trial participants. If the results of F-star’s ongoing or future clinical trials are inconclusive with respect to the efficacy of F-star’s mAb2 product candidates, if F-star does not meet the clinical endpoints with statistical and clinically meaningful significance, or if there are safety concerns associated with its mAb2 product candidates, F-star may be delayed in obtaining marketing approval, if at all.

Even if the trials are successfully completed, clinical data are often susceptible to varying interpretations and analyses, and F-star cannot guarantee that the FDA, the EMA, or other comparable foreign regulatory authorities will interpret the results as F-star does, and more trials could be required before F-star submits its mAb2 product candidates for approval. F-star cannot guarantee that the FDA, the EMA or other comparable foreign regulatory authorities will view F-star’s mAb2 product candidates as being effective and having a favorable benefit-risk profile even if positive results are observed in clinical trials. To the extent that the results of the trials are not satisfactory to the FDA, the EMA or other comparable foreign regulatory authorities for support of a marketing application, approval of F-star’s mAb2 product candidates may be significantly delayed, or F-star may be required to expend significant additional resources, which may not be available to F-star, to conduct additional trials in support of potential approval of F-star’s mAb2 product candidates.

Preclinical drug development is uncertain. Some or all of F-star’s preclinical mAb2 product candidates, such as FS120 and FS222 may experience delays or may never advance to clinical trials, which would adversely affect F-star’s ability to obtain regulatory approvals or commercialize these mAb2 product candidates on a timely basis or at all, which would have an adverse effect on F-star’s business.

Before F-star can commence clinical trials for a mAb2 product candidate, F-star must complete extensive preclinical testing and studies that support F-star’s INDs in the United States, or CTAs in Europe. Conducting preclinical testing is a lengthy, time-consuming and expensive process and delays associated with mAb2 product candidates for which F-star is directly conducting preclinical testing and studies may cause it to incur additional operating expenses. Although F-star is currently conducting a Phase 1 clinical trial for FS118 and preparing for a Phase 1 clinical trial for FS120, F-star cannot be certain of the timely completion or outcome. Additionally, while F-star currently intends to submit a CTA to the EMA, for FS222 in the third quarter of 2020, F-star cannot be sure that it will be able to submit the CTA on that timeline, if at all, and F-star cannot be sure that submission of INDs or CTAs for this mAb2 product candidate or other mAb2 product candidates in the future will result in the FDA or the EMA allowing clinical trials for such candidates to begin.

The results of preclinical studies and early-stage clinical trials of F-star’s mAb2 product candidates may not be predictive of the results of later-stage clinical trials. Initial success in F-star’s ongoing clinical trials may not be indicative of results obtained when these trials are completed or in later-stage trials.

Product candidates in later stages of clinical trials may fail to show the desired safety and efficacy traits despite having progressed through preclinical studies and initial clinical trials. Furthermore, there can be no assurance that any of F-star’s clinical trials will ultimately be successful or support further clinical development of any of F-star’s mAb2 product candidates. There is a high failure rate for drugs proceeding through clinical trials. Many companies in the biotechnology and pharmaceutical industries have suffered significant setbacks in late-stage clinical trials after achieving positive results in early-stage development and F-star cannot be certain that it will not face similar setbacks. These setbacks have been caused by, among other things, preclinical findings made while clinical trials were underway, or safety or efficacy observations made in preclinical studies and clinical trials, including previously unreported adverse events. Moreover, preclinical and clinical data are often susceptible to varying interpretations and analyses and many companies that believed their product candidates performed satisfactorily in preclinical studies and clinical trials nonetheless failed to obtain FDA or EMA approval. Any such setbacks in F-star’s clinical development could have a material adverse effect on F-star’s business, financial condition and results of operations.

Additionally, some of the clinical trials F-star conducts may include open-label trials conducted at a limited number of clinical sites on a limited number of patients. An “open-label” clinical trial is one where both the patient and investigator know whether the patient is receiving the investigational product candidate or either an existing approved product or placebo. Most typically, open-label clinical trials test only the investigational product candidate and sometimes may do so at different dose levels. Open-label clinical trials are subject to various limitations that may exaggerate any therapeutic effect as patients in open-label clinical trials are aware when they are receiving treatment. Open-label clinical trials may be subject to a “patient bias” where patients perceive their symptoms to have improved merely due to their awareness of receiving an experimental treatment. Moreover, patients selected for early-stage clinical trials often include the most severe sufferers and their symptoms may have been bound to improve notwithstanding the new treatment. In addition, open-label clinical trials may be subject to an “investigator bias” where those assessing and reviewing the physiological outcomes of the clinical trials are aware of which patients have received treatment and may interpret the information of the treated group more favorably given this knowledge.

Interim, topline and preliminary data from F-star’s clinical trials that F-star announces or publishes from time to time may change as more patient data become available and are subject to audit and verification procedures that could result in material changes in the final data.

From time to time, F-star may publish interim, topline or preliminary data from F-star’s clinical trials. Preliminary and interim data from F-star’s clinical trials may change as more patient data become available. Preliminary or interim data from F-star’s clinical trials are not necessarily predictive of final results. Preliminary and interim data are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment continues, more patient data become available and F-star issues its final clinical trial report. Interim, topline and preliminary data also remain subject to audit and verification procedures that may result in the final data being materially different from the preliminary data F-star previously published. As a result, preliminary, topline and interim data should be viewed with caution until the final data are available. Material adverse changes in the final data compared to the interim data could significantly harm F-star’s business prospects.

Further, others, including regulatory agencies, may not accept or agree with F-star’s assumptions, estimates, calculations, conclusions or analyses or may interpret or weigh the importance of data differently, which could impact the value of the particular program, the approvability or commercialization of the particular mAb2 product candidate or product, if any, and F-star in general. In addition, the information F-star chooses to publicly disclose regarding a particular preclinical study or clinical trial is based on what is typically extensive information, and you or others may not agree with what F-star determines is the material or otherwise appropriate information to include in F-star’s disclosure, and any information F-star determines not to disclose may ultimately be deemed significant with respect to future decisions, conclusions, views, activities or otherwise regarding a particular product, if any, mAb2 product candidate or F-star’s business. If the preliminary and interim data that F-star reports differ from actual results, or if others, including regulatory authorities, disagree with the conclusions reached, F-star’s ability to obtain approval for, and commercialize, F-star’s mAb2 product candidates may be harmed, which could harm F-star’s business, operating results, prospects or financial condition.

F-star’s mAb2 product candidates may have serious adverse, undesirable or unacceptable side effects that may delay or prevent marketing approval. If such side effects are identified during the development of F-star’s mAb2 product candidates or following approval F-star may need to abandon development of such mAb2 product candidates, the commercial profile of any approved label may be limited, or F-star may be subject to other significant negative consequences following marketing approval.

Undesirable side effects that may be caused by F-star’s mAb2 product candidates could cause it or regulatory authorities to interrupt, delay or halt clinical trials and could result in a more restrictive label or the delay or denial of regulatory approval by the FDA, the EMA or other comparable foreign regulatory authorities. While F-star’s mAb2 product candidates in F-star’s preclinical studies, and the early clinical trial experience with FS118 to date have generally been well-tolerated from a risk-benefit perspective, the results from future preclinical studies and clinical trials, including of F-star’s other mAb2 product candidates, may not support this conclusion.

The results of F-star’s ongoing Phase 1 clinical trial of FS118 and future clinical trials of this and other mAb2 product candidates may show that F-star’s mAb2 product candidates cause undesirable or unacceptable side effects or even death. In such an event, F-star’s trials could be suspended or terminated and the FDA, the EMA or other comparable foreign regulatory authorities could order it to cease further development of or deny approval of F-star’s mAb2 product candidates for any or all targeted indications. The drug-related side effects could affect patient recruitment or the ability of enrolled patients to complete the trial or result in potential product liability claims. Further, because all of F-star’s current mAb2 product candidates are based on F-star’s modular antibody technology platform and F-star’s mAb2 technology, any adverse safety or efficacy findings related to any mAb2 product candidate or preclinical program may adversely impact the viability of F-star’s other mAb2 product candidates or preclinical programs. Any of these occurrences may harm F-star’s business, reputation, financial condition and results of operations significantly. Additionally, if any of F-star’s mAb2 product candidates receives marketing approval and F-star or others later identify undesirable or unacceptable side effects caused by such products, a number of potentially significant negative consequences could result, including:

•	regulatory authorities may withdraw approvals of such product and require F-star’s approved product to be taken off the market, through a recall or other action;

•

regulatory authorities may require the addition of labeling statements or specific warnings, such as a “black box” warning or a contraindication, to the product’s prescribing information, or require field alerts to be sent to physicians and pharmacies;

•

regulatory authorities may require a medication guide explaining the risks of such side effects to be distributed to patients, or that F-star implement a risk evaluation and mitigation strategy plan to ensure that the benefits of the product outweigh its risks (such as through a REMS in the United States that may include a restricted distribution program or educational programs for prescribers);

•	F-star may be required to change the way the product is administered or to conduct additional clinical trials;

•	F-star may be subject to limitations on how it may promote the product;

•	sales of the product may decrease significantly;

•	F-star may be subject to litigation or product liability claims; and

•	F-star’s reputation may suffer.

Any of these events could prevent F-star, F-star’s collaborators or F-star’s potential future partners from achieving or maintaining market acceptance of the affected product or could substantially increase commercialization costs and expenses, which in turn could delay or prevent it from generating significant revenue from the sale of its mAb2 product candidates, if approved.

F-star may find it difficult to enroll patients in F-star’s clinical trials, which could delay or prevent it from proceeding with clinical trials of F-star’s mAb2 product candidates.

Identifying and qualifying patients to participate in clinical trials of F-star’s mAb2 product candidates is critical to F-star’s success. The timing of F-star’s clinical trials depends on F-star’s ability to recruit eligible patients to participate as well as the completion of required follow-up evaluations. Patients may be unwilling to participate in F-star’s clinical trials because of negative publicity from adverse events related to novel therapeutic approaches, competitive clinical trials for similar patient populations, the existence of current treatments or for other reasons including due to concerns posed by the COVID-19 pandemic. Enrollment risks are heightened with respect to indications that F-star may target in the future that may be rare or orphan diseases, which may limit the pool of patients that may be enrolled in F-star’s planned clinical trials. Any delays related to patient enrollment could result in increased costs, delays in advancing F-star’s mAb2 product candidates, delays in testing the effectiveness of F-star’s mAb2 product candidates or termination of the clinical trials altogether. F-star may not be able to identify, recruit and enroll a sufficient number of patients, or those with the required or desired characteristics, to complete its clinical trials in a timely manner. Patient enrollment and trial completion is affected by many factors, including the:

•	size and nature of the patient population and process for identifying patients;

•	proximity and availability of clinical trial sites for prospective patients;

•	eligibility and exclusion criteria for the trial;

•	design of the clinical trial;

•	safety profile, to date, of the mAb[2] product candidate under study;

•	perceived risks and benefits of the mAb[2] product candidate under study;

•	perceived risks and benefits of F-star’s approach to treatment of diseases;

•	competition with other companies for clinical sites of patients;

•	severity of the disease under investigation;

•	degree of progression of the patient’s disease at the time of enrollment;

•	ability to obtain and maintain patient consent;

•	risk that enrolled patients will drop out before completion of the trial;

•

competing clinical trials and clinicians’ and patients’ perceptions as to the potential advantages of the mAb[2] product candidate being studied in relation to other available therapies, including any new products that may be approved for the indications F-star is investigating;

•	patient referral practices of physicians; and

•	ability to adequately monitor patients during and after treatment.

F-star faces significant competition for its drug discovery and development efforts, and if F-star does not compete effectively, its commercial opportunities will be reduced or eliminated.

F-star competes in the segments of the biotechnology, pharmaceutical and other related markets that develop immuno-oncology therapies, and the market for biopharmaceutical products is highly competitive. F-star’s competitors include many established pharmaceutical companies, biotechnology companies, universities and other research or commercial institutions, many of which have substantially greater financial, research and development resources than F-star. Large pharmaceutical companies, in particular, have extensive experience in clinical testing, recruiting patients, obtaining regulatory approvals, manufacturing and marketing pharmaceutical products. Smaller and early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These third parties compete with it in recruiting and retaining qualified scientific and management personnel, establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, the development of F-star’s mAb2 product candidates. The fields in which F-star operates are characterized by rapid technological change and innovation.

There are many other companies that have commercialized and/or are developing immuno-oncology therapies for cancer including large biotechnology and pharmaceutical companies, such as AstraZeneca plc (“AstraZeneca”), BMS, Eli Lilly and Company (“Eli Lilly”), MSD, Merck KGaA (“EMD Serono”), Novartis, Pfizer, Inc. (“Pfizer”), Genentech, Inc. (“Genentech”), a subsidiary of the F. Hoffmann-La Roche AG Group (“Roche”) and Sanofi. A number of companies, not limited to those above, are attempting to combine immuno-oncology antibody therapies in order to modulate two cancer pathways simultaneously. Others have developed bispecific antibodies or bispecific fusion proteins in order to leverage the effect of a combination of single-target traditional monoclonal antibodies, which F-star refer to as traditional antibodies, in a single molecule.

With respect to F-star’s mAb2 bispecific antibody pipeline, F-star is aware of a number of competitors using other technology methods to create bispecific antibodies to treat a variety of cancer types, including, but not limited to: Eli Lilly, Genmab A/S, Inhibrx, Inc. (“Inhibrx”), MacroGenics, Inc. (“MacroGenics”), Merus N.V. (“Merus”), Pieris Pharmaceuticals, Inc. (“Pieris Pharmaceuticals”), Roche and Xencor, Inc.

With respect to F-star’s lead mAb2 product candidate, FS118, F-star is aware of other competing molecules targeting LAG-3 and PD-1/PD-L1 receptors. Companies pursuing a bispecific molecule include, but are not limited to: Avacta Group plc, Crescendo Biologics Ltd., GSK, Innovent Biologics (“Innovent”), Inc. Y-Biologics, MacroGenics and Hoffmann-La Roche. In addition, companies pursuing a combination of two traditional antibodies include, but are not limited to: BMS, C.H. Boehringer Sohn AG & Co. KG, GSK, MSD, Novartis/Immutep Limited, Incyte Corp (“Incyte”), Regeneron Pharmaceuticals, Inc. and Symphogen A/S, now a subsidiary of Servier Laboratories (“Servier”).

With respect to F-star’s second mAb2 product candidate, FS120, F-star is aware of other competing bispecific antibodies targeting OX40 and CD137, which include Aptevo Therapeutics. F-star is also aware that Pfizer still has ongoing clinical studies evaluating a combination of CD137 plus OX40 traditional antibodies.

With respect to F-star’s third mAb2 product candidate, FS222, F-star is aware of other competing bispecific antibodies targeting PD-L1 and CD137, which include Genmab/BioNTech SE, Inhibrx/Elpiscience, Merus/Incyte, Numab Therapeutics AG/CStone Pharmaceuticals, Pieris Pharmaceuticals/Servier, Shattuck Labs, I-mab Biopharma, Macrogenics, QLSF Biotherapeutics and Kahr Medical. F-star is aware of other companies pursuing a combination of two traditional antibodies targeting PD-1/PD-L1 and CD137, which include Lyvgen Biopharma (Suzhou)/MSD, Pfizer, and BMS.

F-star anticipates that it will continue to face increasing competition as new treatments enter the market and advanced technologies become available. There can be no assurance that F-star’s competitors are not currently developing, or will not in the future develop, products that are equally or more effective or are safer, or are more economically attractive than any of F-star’s current or future mAb2 product candidates, or platforms and technology that are superior to F-star’s modular antibody technology platform and F-star’s mAb2 technology. Competing products or technology platforms may gain faster or greater approval or market acceptance than F-star’s mAb2 products, if any, or modular antibody technology platform and medical advances or rapid technological development by competitors may result in F-star’s mAb2 product candidates or modular antibody technology platform becoming non-competitive or obsolete before F-star is able to recover F-star’s research and development and commercialization expenses. If F-star, F-star’s mAb2 product candidates or F-star’s modular antibody technology platform do not compete effectively, it may have a material adverse effect on F-star’s business, financial condition, and results of operations.

The regulatory approval processes of the FDA, the EMA and other comparable foreign regulatory authorities are lengthy, time consuming and inherently unpredictable, and if F-star is ultimately unable to obtain regulatory approval for F-star’s mAb2 product candidates, F-star’s business will be substantially harmed.

The time required to obtain approval by the FDA, the EMA and other comparable foreign regulatory authorities is unpredictable but typically takes many years following the commencement of clinical trials and depends upon numerous factors, including the substantial discretion of the regulatory authorities. In addition, approval policies, laws or regulations, or the type and amount of clinical data necessary to gain approval may change during the course of a product candidate’s clinical development and may vary among jurisdictions. F-star has not obtained regulatory approval for commercialization, for any mAb2 product candidate and it is possible that none of F-star’s existing mAb2 product candidates or any mAb2 product candidates F-star may seek to develop in the future will ever obtain that approval.

F-star’s mAb2 product candidates could fail to receive regulatory approval for many reasons, including the following:

•	The FDA, EMA or comparable foreign regulatory authorities may disagree with the design or implementation of F-star’s clinical trials;

•

F-star may be unable to demonstrate to the satisfaction of the FDA, the EMA or other comparable foreign regulatory authorities that a mAb[2] product candidate is safe, pure and potent or effective for its proposed indication;

•	the results of clinical trials may not meet the level of statistical significance required by the FDA, the EMA or other comparable foreign regulatory authorities for approval;

•	F-star may be unable to demonstrate that a mAb[2] product candidate’s clinical and other benefits outweigh its safety risks;

•	the FDA, the EMA or other comparable foreign regulatory authorities may disagree with F-star’s interpretation of data from preclinical studies or clinical trials;

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the data collected from clinical trials of F-star’s mAb[2] product candidates may not be sufficient to support the submission of a Biologics License Application (“BLA”), to the FDA or other submission or to obtain regulatory approval in the United States, the EU or elsewhere;

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upon review of F-star clinical trial sites and data, the FDA, EMA or comparable foreign regulatory authorities may find F-star’s record keeping or the record keeping of its clinical trial sites to be inadequate;

•

the FDA, the EMA or other comparable foreign regulatory authorities may find deficiencies with or fail to approve the manufacturing processes or facilities of third-party manufacturers with which F-star contract for clinical and commercial supplies; and

•

the approval policies or regulations of the FDA, the EMA or other comparable foreign regulatory authorities or the laws they enforce may significantly change in a manner rendering F-star’s clinical data insufficient for approval.

This lengthy approval process as well as the unpredictability of future clinical trial results may result in F-star’s failing to obtain regulatory approval to market any of F-star’s mAb2 product candidates, which would significantly harm F-star’s business, financial condition and results of operations. The FDA, the EMA and other comparable foreign regulatory authorities have substantial discretion in the approval process, and determining when or whether to grant regulatory approval will be obtained for any of F-star’s mAb2 product candidates, and whether to impose any conditions on such marketing approvals as described below. Even if F-star believes the data collected from clinical trials of F-star’s mAb2 product candidates are promising, such data may not be sufficient to support approval by the FDA, the EMA or other comparable foreign regulatory authorities.

In addition, even if F-star were to obtain approval, regulatory authorities may approve any of F-star’s mAb2 product candidates for fewer or more limited indications than F-star request, may not approve the price F-star intends to charge for F-star’s mAb2 products, if any, may grant approval contingent on the performance of costly post-marketing clinical trials, or may approve a mAb2 product candidate with a label that does not include the labeling claims necessary or desirable for the successful commercialization of that mAb2 product candidate. Any of the foregoing scenarios could materially harm the commercial prospects for F-star’s mAb2 product candidates.

If F-star is required by the FDA to obtain approval of a companion diagnostic in connection with approval of a mAb2 product candidate, and F-star does not obtain or face delays in obtaining FDA approval of a diagnostic device, F-star will not be able to commercialize the mAb2 product candidate and F-star’s ability to generate revenue will be materially impaired.

According to FDA guidance, if the FDA determines that a companion diagnostic device is essential to the safe and effective use of a novel therapeutic product in an intent to treat indication, the FDA will not approve the therapeutic product or new therapeutic product indication if the companion diagnostic is not also approved or cleared for that indication. Under the U.S. Federal Food, Drug, and Cosmetic Act, companion diagnostics are regulated as medical devices, and the FDA requires companion diagnostics intended to select the patients who likely will respond to cancer treatment to obtain Premarket Approval (“PMA”), for the diagnostic. The PMA process, including the gathering of analytical and prospective clinical data and the submission to and review by the FDA, involves a rigorous premarket review during which the applicant must prepare and provide the FDA with reasonable assurance of the device’s safety and effectiveness and information about the device and its components regarding, among other things, device design, performance, good manufacturing practices, and labeling. A PMA is not guaranteed and may take considerable time, and the FDA may ultimately respond to a PMA submission with a “not approvable” determination based on deficiencies in the application and require additional clinical trial or other data that may be expensive and time-consuming to generate and that can substantially delay approval. As a result, if F-star is required by the FDA to obtain approval of a companion diagnostic for a therapeutic mAb2 product candidate, and F-star does not obtain or there are delays in obtaining FDA approval of a diagnostic device, F-star may not be able to commercialize the mAb2 product candidate on a timely basis or at all and F-star’s ability to generate revenue will be materially impaired.

Even if F-star’s mAb2 product candidates obtain regulatory approval, F-star will be subject to ongoing obligations and continued regulatory review, which may result in significant additional expense.

Additionally, F-star’s mAb2 product candidates, if approved, could be subject to labeling and other restrictions and market withdrawal and F-star may be subject to penalties if F-star fails to comply with ongoing regulatory requirements or experiences unanticipated problems with any such approved products.

If the FDA, the EMA or other comparable foreign regulatory authority approves any of F-star’s mAb2 product candidates, the manufacturing processes, labeling, packaging, distribution, adverse event reporting, storage, advertising, promotion and recordkeeping for the mAb2 product will be subject to extensive and ongoing regulatory requirements. These requirements include submissions of safety and other post-marketing information and reports, establishment registration, as well as continued compliance with current Good Manufacturing Practices (“cGMPs”), by all facilities involved in the production of the approved therapeutic product and with Good Clinical Practices (“GCPs”), for any clinical trials that F-star conducts post-approval, all of which may result in significant expense and limit F-star’s ability to commercialize such products. In addition, any regulatory approvals that F-star receives for F-star’s mAb2 product candidates may also be subject to limitations on the approved indicated uses for which the product may be marketed or to the conditions of approval, or contain requirements for potentially costly post-marketing testing, including Phase 4 clinical trials, and surveillance to monitor the safety and efficacy of the mAb2 product candidate. The FDA, as well as its foreign regulatory counterparts, also have significant post-market authority, including the authority to require labeling changes based on new safety information.

Moreover, the FDA strictly regulates the promotional claims that may be made about prescription drug and biological products. In particular, a product may not be promoted for off-label uses that are not approved by the FDA as reflected in the product’s approved packaging label. However, companies may share truthful and not misleading information that is otherwise consistent with a product’s FDA approved labeling. The FDA and other agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses. Further, if there are any modifications to the biologic, including changes in indications, labeling or manufacturing processes or facilities, the applicant may be required to submit and obtain FDA approval of a new BLA or BLA supplement.

If there are changes in the application of legislation, regulations or regulatory policies, or if problems are discovered with a product or F-star’s manufacture of a product, or if F-star or one of F-star’s distributors, licensees or co-marketers fails to comply with regulatory requirements, regulatory authorities could take various actions. These include imposing fines on F-star, imposing restrictions on the product or its manufacture and requiring a recall or other removal of the product from the market. The regulators could also suspend or withdraw F-star’s marketing authorizations, require it to conduct additional clinical trials, change F-star’s product labeling or require F-star to submit additional applications for marketing authorization. If any of these events occurs, F-star’s ability to sell such product may be impaired, and F-star may incur substantial additional expense to comply with regulatory requirements, which could materially adversely affect F-star’s business, financial condition and results of operations.

F-star may become exposed to costly and damaging liability claims, either when testing F-star’s mAb2 product candidates in the clinic or at the commercial stage, and F-star’s product liability insurance may not cover all damages from such claims.

F-star is exposed to potential product liability and professional indemnity risks that are inherent in the research, development, manufacturing, marketing and use of biopharmaceutical products. Currently, F-star has no products that have been approved for commercial sale; however, the current and future use of mAb2 product candidates by it and F-star’s collaborators in clinical trials, and the potential sale of any approved products in the future, may expose it to liability claims. These claims might be made by patients who use the product, healthcare providers, pharmaceutical companies, F-star’s collaborators or others selling such products. Any claims against F-star, regardless of their merit, could be difficult and costly to defend and could materially adversely affect the market for F-star’s mAb2 product candidates or any prospects for commercialization of F-star’s mAb2 product candidates. Although the clinical trial process is designed to identify and assess potential side effects, it is always possible that a product, even after regulatory approval, may exhibit unforeseen side effects. If any of F-star’s mAb2 product candidates were to cause adverse side effects during clinical trials or after approval of the mAb2 product candidate, F-star may be exposed to substantial liabilities. Physicians and patients may not comply with any warnings that identify known potential adverse effects and patients who should not use F-star’s mAb2 product candidates. Regardless of the merits or eventual outcome, liability claims may result in:

•	decreased demand for F-star’s products due to negative public perception;

•	injury to F-star’s reputation;

•	withdrawal of clinical trial participants or difficulties in recruiting new trial participants;

•	initiation of investigations by regulators;

•	costs to defend or settle the related litigation;

•	a diversion of management’s time and F-star’s resources;

•	substantial monetary awards to trial participants or patients;

•	product recalls, withdrawals or labeling, marketing or promotional restrictions;

•	loss of revenues from product sales; and

•	the inability to commercialize any of F-star’s mAb[2] product candidates, if approved.

Although F-star believes it maintains adequate product liability insurance for its mAb2 product candidates, it is possible that F-star’s liabilities could exceed F-star’s insurance coverage. F-star intends to expand F-star’s insurance coverage to include the sale of commercial products if F-star obtains marketing approval for any of F-star’s mAb2 product candidates. However, F-star may not be able to maintain insurance coverage at a reasonable cost or obtain insurance coverage that will be adequate to satisfy any liability that may arise. If a successful product liability claim or series of claims is brought against it for uninsured liabilities or in excess of insured liabilities, F-star’s assets may not be sufficient to cover such claims and F-star’s business operations could be impaired.

Should any of the events described above occur, this could have a material adverse effect on F-star’s business, financial condition and results of operations.

Due to F-star’s limited resources and access to capital, F-star must, and has in the past decided to, prioritize development of certain mAb2 product candidates over other potential mAb2 product candidates. These decisions may prove to have been wrong and may adversely affect F-star’s ability to develop its own programs, F-star’s attractiveness as a commercial partner and may ultimately have an impact on F-star’s commercial success.

Because F-star has limited resources and access to capital to fund its operations, F-star must decide which mAb2 product candidates to pursue and the amount of resources to allocate to each. F-star’s decisions concerning the allocation of research, collaboration, management and financial resources toward particular mAb2 bispecific antibodies, mAb2 product candidates or therapeutic areas may not lead to the development of viable commercial products and may divert resources away from better opportunities. Similarly, F-star’s decisions to delay, terminate or collaborate with third parties in respect of certain product development programs may also prove not to be optimal and could cause it to miss valuable opportunities. If F-star makes incorrect determinations regarding the market potential of its mAb2 product candidates or misreads trends in the biopharmaceutical industry, in particular for F-star’s lead mAb2 product candidate, F-star’s business, financial condition and results of operations could be materially adversely affected.

F-star may seek orphan drug designation for mAb2 product candidates F-star develops, and F-star may be unsuccessful or may be unable to maintain the benefits associated with orphan drug designation, including the potential for market exclusivity if a designed product candidate is ultimately approved.

As part of F-star’s business strategy, F-star may seek orphan drug designation for any mAb2 product candidates F-star develops, and F-star may be unsuccessful. Regulatory authorities in some jurisdictions, including the United States and the EU, may designate drugs for relatively small patient populations as orphan drugs. Under the Orphan Drug Act in the United States, the FDA may designate a drug as an orphan drug if it is a drug intended to treat a rare disease or condition, which is generally defined as a patient population of fewer than 200,000 individuals annually in the United States, or a patient population greater than 200,000 in the United States where there is no reasonable expectation that the cost of developing the drug will be recovered from sales in the United States. In the United States, orphan drug designation entitles a party to financial incentives such as opportunities for grant funding towards certain clinical trial costs, tax advantages and user-fee waivers.

Similarly, in Europe, the European Commission grants orphan designation after receiving the opinion of the EMA Committee for Orphan Medicinal Products on an orphan designation application. Orphan designation is intended to promote the development of drugs that are intended for the diagnosis, prevention or treatment of life-threatening or chronically debilitating conditions affecting not more than 5 in 10,000 persons in the EU and for which no satisfactory method of diagnosis, prevention, or treatment has been authorized (or the product would be a significant benefit to those affected). Additionally, designation is granted for drugs intended for the diagnosis, prevention, or treatment of a life-threatening, seriously debilitating or serious and chronic condition and when, without incentives, it is unlikely that sales of the drug in the EU would be sufficient to justify the necessary investment in developing the drug. In the EU, orphan designation entitles a party to a number of incentives, such as protocol assistance and scientific advice specifically for designated orphan medicines, and potential fee reductions depending on the status of the sponsor.

Generally in the United States, if a drug with an orphan drug designation subsequently receives the first marketing approval for the indication for which it has such designation, the drug is entitled to a period of marketing exclusivity, which precludes the FDA from approving another marketing application for the same drug and the same orphan indication for that time period, except in limited circumstances. The applicable period is seven years in the United States, with a potential six-month extension of exclusivity if certain pediatric studies are conducted and the results are reported to the FDA.

In Europe, an approved orphan medicinal product is entitled to ten years of market exclusivity in all EU member states. However, marketing authorization may be granted to a similar medicinal product with the same orphan indication during the ten-year period with the consent of the marketing authorization holder for the original orphan medicinal product or if the manufacturer of the original orphan medicinal product is unable to supply sufficient quantities of such product. Marketing authorization may also be granted to a similar medicinal product with the same orphan indication if the similar product is established to be safer, more effective or otherwise clinically superior to the original orphan medicinal product. After five years, an EU member state can request that the period of market exclusivity be reduced to six years if it can be demonstrated that the criteria for orphan designation no longer apply and the medicine is sufficiently profitable. The period of market exclusivity may be extended for an additional two years for medicines that have also complied with an agreed pediatric investigation plan (“PIP”).

Similarly, even if F-star obtains orphan drug exclusivity for a mAb2 product candidate that is approved for marketing in the U.S., such exclusivity may not effectively protect the mAb2 product candidate from competition because different therapies can be approved for the same condition and the same therapies can be approved for different conditions but used off-label. Even after an orphan drug is approved, the FDA can subsequently approve the later drug for the same condition if the FDA concludes that the later drug is clinically superior in that it is shown to be safer, more effective or makes a major contribution to patient care. In addition, a designated orphan drug may not receive orphan drug exclusivity if it is approved for a use that is broader than the indication for which it received orphan designation. Moreover, orphan drug exclusive marketing rights in the United States may be lost if the FDA later determines that the request for designation was materially defective or if the manufacturer is unable to assure sufficient quantity of the drug to meet the needs of patients with the rare disease or condition. Orphan drug designation neither shortens the development time or regulatory review time of a drug nor gives the drug any advantage in the regulatory review or approval process. While F-star may seek orphan drug designation for applicable indications for F-star’s current and any future mAb2 product candidates, F-star may never receive such designations.

Accordingly, even if F-star does receive such designations in the U.S. and/or in Europe, there is no guarantee that F-star will enjoy the benefits of those designations.

F-star’s approach to the discovery and development of F-star’s therapeutic treatments is based on novel technologies that are unproven and may not result in marketable products.

F-star plans to develop a pipeline of mAb2 product candidates using F-star’s modular antibody technology platform. F-star believes that mAb2 product candidates identified with its modular antibody technology platform may offer an improved therapeutic approach by creating fully formed molecules using standard antibody production technology, thereby potentially improving the binding and biological response, and reducing any need for reassembly or other post-synthesis modifications.

However, F-star has not, nor to F-star’s knowledge has any other company, received regulatory approval for a therapeutic that uses tetravalent bispecific IgG1 antibody technology. F-star cannot be certain that its approach will lead to the development of approvable or marketable products. In addition, the FDA, the EMA or other comparable foreign regulatory agencies may lack experience in evaluating the safety and efficacy of products based on F-star’s mAb2 technology, which could result in a longer than expected regulatory review process, increase F-star’s expected development costs and delay or prevent commercialization of F-star’s mAb2 product candidates.

F-star may not be successful in its efforts to utilize its modular antibody technology platform and mAb2 technology to build a pipeline of additional mAb2 product candidates. Failure to successfully identify, develop and commercialize additional products or mAb2 product candidates could impair F-star’s ability to grow.

Although a substantial amount of F-star’s efforts will continue to focus on the preclinical studies and clinical testing and potential approval of the mAb2 product candidates in F-star’s current pipeline, a key element of F-star’s long-term growth strategy is to identify, develop and market additional products and mAb2 product candidates. Because F-star has limited financial and managerial resources, continuing to utilize F-star’s modular antibody technology platform and F-star’s mAb2 technology to generate mAb2 bispecific antibodies and identify mAb2 product candidates with certain advantages, such as safety and potency, beyond what would be achieved with a combination of two traditional antibodies or bispecific antibodies, will require substantial additional technical, financial and human resources, whether or not any mAb2 product candidates are ultimately identified. F-star’s modular antibody technology platform may fail to generate mAb2 bispecific antibodies that are suitable for further development, and F-star may fail to correctly identify future mAb2 product candidates that have the potential to become successful products. F-star will need to continue to invest in improving and expanding F-star’s modular antibody technology platform and F-star’s mAb2 technology, which will require scientific expertise and substantial resources.

All product candidates are prone to risks of failure typical of biopharmaceutical product development, including the possibility that a product candidate may not be suitable for clinical development as a result of its harmful side effects, limited efficacy or other characteristics that indicate that it is unlikely to be a product that will receive approval by the FDA, the EMA and other comparable foreign regulatory authorities and achieve market acceptance. If F-star does not successfully develop and commercialize F-star’s mAb2 product candidates based upon F-star’s current platform and technological approach, F-star may not be able to obtain product or collaboration revenues in future periods, which would adversely affect F-star’s business, financial condition and results of operations.

F-star’s mAb2 product candidates that are successful in achieving marketing approval may face competition sooner than anticipated.

Even if F-star is successful in achieving regulatory approval to commercialize a mAb2 product candidate for a specific indication ahead of its competitors, such an approved therapeutic candidate may face competition from biosimilar products. In the United States, mAb2 product candidates are regulated by the FDA as biological products and F-star intends to seek approval for these therapeutic candidates pursuant to the BLA pathway. The BPCIA created an abbreviated pathway for the FDA approval of biosimilar biological products based on a previously licensed innovator, or reference, biological product. Under the BPCIA, an application for a biosimilar biological product cannot be approved by the FDA until 12 years after the original reference biological product was approved under a BLA.

F-star believes that any of its mAb2 product candidates approved as a biological product under a BLA should qualify for the 12-year period of exclusivity available to reference biological products. However, there is a risk that this exclusivity could be shortened due to Congressional action or otherwise, or that the FDA will not consider F-star’s therapeutic candidates to be reference biological products pursuant to its interpretation of the exclusivity provisions of the BPCIA, potentially creating the opportunity for follow-on biosimilar competition sooner than anticipated. Moreover, the extent to which a biosimilar product, once approved, will be substituted for any reference product in a way that is similar to traditional generic substitution for non-biological products is not yet clear, and will depend on a number of marketplace and regulatory factors that are still developing including whether a future competitor seeks an interchangeability designation for a biosimilar of a future F-star approved biological products. Under the BPCIA as well as state pharmacy laws, only so-called “interchangeable” biosimilar products are considered substitutable for the reference biological product without the intervention of the healthcare provider who prescribed the original biological product. However, as with all prescribing decisions made in the context of a patient-provider relationship and a patient’s specific medical needs, healthcare providers are not restricted from prescribing biosimilar products in an off-label manner. In addition, a competitor could decide to forego the abbreviated approval pathway available for biosimilar products and to submit a full BLA for product licensure after completing its own preclinical studies and clinical trials. In such a situation, any exclusivity to which F-star may be eligible under the BPCIA would not prevent the competitor from marketing its biological product as soon as it is approved.

In Europe, the European Commission has granted marketing authorizations for several biosimilar products pursuant to a set of general and product class-specific guidelines for biosimilar approvals issued over the past few years. In addition, companies may be developing biosimilar products in other countries that could compete with F-star’s products, if approved.

If competitors are able to obtain marketing approval for biosimilars referencing an approved F-star mAb2 product candidates, if approved, F-star’s future products may become subject to competition from such biosimilars, whether or not they are designated as interchangeable, with the attendant competitive pressure and potential adverse consequences. Such competitive products may be able to immediately compete with F-star in each indication for which its product candidates may have received approval.

The successful commercialization of F-star’s mAb2 product candidates will depend in part on the extent to which governmental authorities and health insurers establish coverage and adequate reimbursement levels, as well as pricing policies. Failure to obtain or maintain adequate coverage and reimbursement for F-star’s mAb2 product candidates, if approved, could limit F-star’s ability to market those products and decrease F-star’s ability to generate revenue.

The availability and adequacy of coverage and reimbursement by governmental healthcare programs such as Medicare and Medicaid, private health insurers and other third-party payors are essential for most patients to be able to afford products such as F-star’s mAb2 product candidates, if approved. Even if F-star receives approval to market one or more of F-star’s mAb2 product candidates in the future, F-star’s ability to achieve acceptable levels of coverage and reimbursement for such mAb2 product candidates by governmental authorities, private health insurers and other organizations will have an effect on F-star’s ability to successfully commercialize, and attract additional collaboration partners to invest in the development of, F-star’s mAb2 product candidates. Assuming F-star obtains coverage for a given product by a third-party payor, the resulting reimbursement payment rates may not be adequate or may require co-payments that patients find unacceptably high. F-star cannot be sure that coverage and reimbursement in the United States, the EU or elsewhere will be available for any product that F-star may develop, and any reimbursement that may become available may be decreased or eliminated in the future.

Obtaining and maintaining reimbursement status is time-consuming and costly. No uniform policy for coverage and reimbursement for drug products exist among third-party payors in the United States. Therefore, coverage and reimbursement for drug products can differ significantly from payor to payor. As a result, the coverage determination process is often a time-consuming and costly process that will require it to provide scientific and clinical support for the use of F-star’s products to each payor separately, with no assurance that coverage and adequate reimbursement will be applied consistently or obtained in the first instance. Furthermore, rules and regulations regarding reimbursement change frequently, in some cases at short notice, and F-star believes that changes in these rules and regulations are likely.

Coverage and reimbursement by a third-party payor may depend upon a number of factors, including the third-party payor’s determination that use of a product is:

•	a covered benefit under its health plan;

•	safe, effective and medically necessary;

•	appropriate for the specific patient;

•	cost-effective; and

•	neither experimental nor investigational.

There is significant uncertainty related to the insurance coverage and reimbursement of newly approved products. In the United States, third-party payors, including private and governmental payors, such as the Medicare and Medicaid programs, play an important role in determining the extent to which new drugs and biologics will be covered. The Medicare and Medicaid programs increasingly are used as models for how private payors and other governmental payors develop their coverage and reimbursement policies for drugs and biologics. Some third-party payors may require pre-approval of coverage for new or innovative devices or drug therapies before they will reimburse healthcare providers who use such therapies. It is difficult to predict at this time what third-party payors will decide with respect to the coverage and reimbursement for F-star’s mAb2 product candidates.

Third-party payors increasingly are challenging prices charged for pharmaceutical products and services, and many third-party payors may refuse to provide coverage and reimbursement for particular drugs when an equivalent generic/biosimilar drug or a less expensive therapy is available. It is possible that a third-party payor may consider F-star’s mAb2 product candidate and other therapies as substitutable and only offer to reimburse patients for the less expensive product. Even if F-star shows improved efficacy or improved convenience of administration with F-star’s mAb2 product candidate over other available and comparable products, pricing of existing drugs may limit the amount F-star will be able to charge for its mAb2 product candidate. These payors may deny or revoke the reimbursement status of a given drug product or establish prices for new or existing marketed products at levels that are too low to enable it to realize an appropriate return on F-star’s investment in product development. If coverage and reimbursement is not available or is available only at limited levels, F-star may not be able to successfully commercialize F-star’s mAb2 product candidates, and may not be able to obtain a satisfactory financial return on products that F-star may develop.

For products administered under the supervision of a physician, obtaining coverage and adequate reimbursement may be particularly difficult because of the higher prices often associated with such drugs. Additionally, separate reimbursement for the product itself or the treatment or procedure in which the product is used may not be available, which may impact physician utilization. For example, under these circumstances, physicians may limit how much or under what circumstances they will prescribe or administer F-star’s products and patients may deliver to purchase such products. This, in turn, could affect F-star’s ability to commercialize F-star’s products successfully and impact F-star’s profitability, results of operations, financial condition, and future success.

Outside the United States, international operations are generally subject to extensive governmental price controls and other market regulations, and F-star believes the increasing emphasis on cost-containment initiatives in Europe, Canada and other countries has and will continue to put pressure on the pricing and usage of F-star’s mAb2 product candidates. In many countries, the prices of medical products are subject to varying price control mechanisms as part of national health systems. Other countries allow companies to fix their own prices for medical products but monitor and control company profits. Additional foreign price controls or other changes in pricing regulation could restrict the amount that F-star is able to charge for F-star’s mAb2 product candidates. Accordingly, in markets outside the United States, the reimbursement for F-star’s products may be reduced compared with the United States and may be insufficient to generate commercially reasonable revenue and profits.

The delivery of healthcare in the EU, including the establishment and operation of health services and the pricing and reimbursement of medicines, is almost exclusively a matter for national, rather than EU, law and policy. National governments and health service providers have different priorities and approaches to the delivery of healthcare and the pricing and reimbursement of products in that context. In general, however, the healthcare budgetary constraints in most EU member states have resulted in restrictions on the pricing and reimbursement of medicines by relevant health service providers. Coupled with ever-increasing EU and national regulatory burdens on those wishing to develop and market products, this could prevent or delay marketing approval of F-star’s mAb2 product candidates, restrict or regulate post-approval activities and affect F-star’s ability to commercialize any products for which F-star obtains marketing approval.

Moreover, increasing efforts by governmental and third-party payors in the United States, the EU and other jurisdictions to cap or reduce healthcare costs may cause such organizations to limit both coverage and the level of reimbursement for newly approved products and, as a result, they may not cover or provide adequate payment for F-star’s mAb2 product candidates. F-star expects to experience pricing pressures in connection with the sale of any of F-star’s mAb2 product candidates due to the trend toward managed healthcare, the increasing influence of health maintenance organizations and additional legislative changes. The downward pressure on healthcare costs in general, particularly prescription drugs and surgical procedures and other treatments, has become very intense. As a result, increasingly high barriers are being erected to the entry of new products.

The future commercial success of F-star’s mAb2 product candidates will depend on the degree of market acceptance of F-star’s potential products among physicians, patients, third-party payors and the medical community.

To date, F-star has no products authorized for marketing and F-star does not expect to be able to commercialize any of F-star’s mAb2 product candidates for a number of years, if ever. Even if one or more of F-star’s mAb2 product candidates are approved for commercialization, they may not achieve an adequate level of acceptance by physicians, patients and the medical community, and F-star may not become profitable. In addition, efforts to educate the medical community and third-party payors on the benefits of F-star’s future approved products may require significant resources and may never be successful which would prevent F-star from generating significant revenues or becoming profitable. Market acceptance of F-star’s future products by physicians, patients and third-party payors will depend on a number of factors, many of which are beyond F-star’s control, including, but not limited to:

•	the clinical indications for which F-star’s mAb[2] product candidates are approved;

•	physicians, hospitals, cancer treatment centers and patients considering F-star’s mAb[2] product candidates as a safe and effective treatment;

•	the potential and perceived advantages of F-star’s mAb[2] product candidates over alternative treatments;

•	the prevalence and severity of any side effects;

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product labeling or product insert requirements of the FDA, the EMA or other comparable foreign regulatory authorities, or any risk mitigation measures that are required to be followed as part of the product’s marketing approval;

•	limitations or warnings contained in the labeling approved by the FDA, the EMA or other comparable foreign regulatory authorities;

•	the timing of market introduction of F-star’s mAb[2] product candidates in relation to other potentially competitive products;

•	the cost of F-star’s mAb[2] product candidates in relation to alternative treatments;

•	the amount of upfront costs or training required for physicians to administer F-star’s mAb[2] product candidates;

•	the availability of coverage and adequate reimbursement from third-party payors and government authorities;

•	the willingness of patients to pay out-of-pocket in the absence of comprehensive coverage and reimbursement by third-party payors and government authorities;

•	the relative convenience and ease of administration, including as compared to alternative treatments and competitive therapies;

•	the effectiveness of F-star’s sales and marketing efforts and distribution support; and

•	the presence or perceived risk of potential product liability claims.

If F-star’s mAb2 product candidates fail to gain market acceptance, this will have a material adverse impact on F-star’s ability to generate revenues to provide a satisfactory, or any, return on F-star’s investments. Even if some products achieve market acceptance, the market may prove not to be large enough to allow it to generate significant revenues.

Healthcare legislative reform measures may have a negative impact on F-star’s business and results of operations.

In the United States and some foreign jurisdictions, there have been, and continue to be, several legislative and regulatory changes and proposed changes regarding the healthcare system that could prevent or delay marketing approval of product candidates, restrict or regulate post-approval activities, and affect F-star’s ability to profitably sell any mAb2 product candidates for which F-star obtains marketing approval. Changes in regulations, statutes or the interpretation of existing regulations could impact F-star’s business in the future by requiring, for example: (i) changes to F-star’s manufacturing arrangements, (ii) additions or modifications to product labeling, (iii) the recall or discontinuation of F-star’s products, (iv) restriction on coverage, reimbursement, and pricing for F-star’s products, (v) transparency reporting obligations regarding transfers of value to healthcare professionals or (vi) additional record-keeping requirements. If any such changes were to be imposed, they could adversely affect F-star’s business, financial condition and results of operations.

In March 2010, the Affordable Care Act (“ACA”) was enacted, which includes measures that have significantly changed the way healthcare is financed by both governmental and private insurers in the United States. It also included the Biologics Price Competition and Innovation Act of 2009 (the “BPCIA”), which created an abbreviated approval pathway for biological products that are biosimilar to or interchangeable with an FDA-licensed reference biological product. The ACA continues to significantly impact the United States’ pharmaceutical industry. Since its enactment, there have been judicial and Congressional challenges to certain aspects of the ACA, and as a result certain sections of the law have not been fully implemented or effectively repealed. In particular, in December of 2018, a Texas U.S. District Court ruled that the ACA is unconstitutional in its entirety because the “individual mandate” was repealed by Congress as part of the Tax Cuts and Jobs Act, effective January 1, 2019. On December 18, 2019, the Fifth Circuit U.S. Court of Appeals upheld the District Court ruling that the individual mandate was unconstitutional, but remanded the case back to the lower court to determine whether other reforms enacted as part of the ACA but not specifically related to the individual mandate or health insurance, including the provisions comprising the BPCIA, could be severed from the rest of the ACA so as not to be declared invalid as well. On March 2, 2020, the United States Supreme Court granted the petitions for writs of certiorari to review this case and has allocated one hour for oral arguments, which are expected to occur in the fall, with a decision likely to follow in 2021. Litigation and legislation over the ACA are likely to continue, with unpredictable and uncertain results. F-star will continue to evaluate the effect that the ACA and its possible repeal and replacement has on its business. Complying with any new legislation or reversing changes implemented under the ACA could be time-intensive and expensive, resulting in a material adverse effect on F-star’s business.

Other legislative changes have been proposed and adopted in the United States since the ACA was enacted that affect healthcare expenditures. In particular, there has been increasing legislative and enforcement interest in the United States with respect to specialty drug pricing practices and the manner in which manufacturers set prices for their marketed products. Specifically, there have been several recent U.S. Congressional inquiries and proposed federal and state legislation designed to, among other things, bring more transparency to drug pricing, reduce the cost of prescription drugs under Medicare, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for drugs. At the federal level, the current administration’s budget for fiscal year 2021, as well as policies included in several executive orders issued by President Trump in late July 2020, contain further drug price control measures that could be enacted during the budget process or in other future legislation, including, for example, measures to permit Medicare Part D plans to negotiate the price of certain drugs under Medicare Part B, to allow some states to negotiate drug prices under Medicaid, and to eliminate cost sharing for generic drugs for low income patients. Additionally, the current administration released a “Blueprint” to lower drug prices and reduce out of pocket costs of drugs that contains additional proposals to increase manufacturer competition, increase the negotiating power of certain federal healthcare programs, incentivize manufacturers to lower the list price of their products and reduce the out of pocket costs of product candidates paid by consumers. The U.S. Department of Health and Human Services (“HHS”), has already started the process of soliciting feedback on some of these measures and, at the same time, is immediately implementing others under its existing authority. For example, in May 2019, CMS issued a final rule to allow Medicare Advantage Plans the option of using step therapy, a type of prior authorization, for Part B drugs beginning January 1, 2020. This final rule codified CMS’s policy change that was effective January 1, 2019.

The Further Consolidated Appropriations Act for 2020 (P.L. 116-94), signed into law in December 2019, included a piece of bipartisan legislation called the Creating and Restoring Equal Access to Equivalent Samples Act of 2019 (the “CREATES Act”). The CREATES Act aims to address the concern articulated by both the FDA and others in the industry that some brand manufacturers have improperly restricted the distribution of their products, including by invoking the existence of a REMS for certain products, to deny generic and biosimilar product developers access to samples of brand products. Because generic and biosimilar product developers need samples to conduct certain comparative testing required by the FDA, some have attributed the inability to timely obtain samples as a cause of delay in the entry of generic and biosimilar products. To remedy this concern, the CREATES Act establishes a private cause of action that permits a generic or biosimilar product developer to sue the brand manufacturer to compel it to furnish the necessary samples on “commercially reasonable, market-based terms.” Whether and how generic and biosimilar product developments will use this new pathway, as well as the likely outcome of any legal challenges to provisions of the CREATES Act, remain highly uncertain and its potential effects on F-star’s future commercial products are unknown.

At the state level, individual states are increasingly aggressive in passing legislation and implementing regulations designed to control pharmaceutical and biological product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing. In addition, regional healthcare authorities and individual hospitals are increasingly using bidding procedures to determine what pharmaceutical products and which suppliers will be included in their prescription drug and other healthcare programs. These measures could reduce the ultimate demand for F-star’s products, once approved, or put pressure on F-star’s product pricing.

F-star expects that these and other healthcare reform measures that may be adopted in the future, may result in more rigorous coverage criteria and in additional downward pressure on the price that F-star receive for any approved drug, which could have an adverse effect on customers for F-star’s mAb2 product candidates. Any reduction in reimbursement from Medicare or other government programs may result in a similar reduction in payments from private payors.

In the EU, similar political, economic and regulatory developments may affect F-star’s ability to profitably commercialize current or any future product candidates, if approved. In addition to continuing pressure on prices and cost containment measures, legislative developments at the EU or member state level may result in significant additional requirements or obstacles that may increase F-star’s operating costs. In international markets, reimbursement and healthcare payment systems vary significantly by country, and many countries have instituted price ceilings on specific products and therapies.

There have been, and likely will continue to be, legislative and regulatory proposals at the foreign, U.S. federal and state levels directed at broadening the availability of healthcare and containing or lowering the cost of healthcare. The implementation of cost containment measures or other healthcare reforms may prevent F-star from being able to generate revenue, attain profitability, or commercialize F-star’s products. Such reforms could have an adverse effect on anticipated revenue from mAb2 product candidates that F-star may successfully develop and for which F-star may obtain regulatory approval and may affect F-star’s overall financial condition and ability to develop mAb2 product candidates.

F-star’s business operations and current and future relationships with clinical investigators, healthcare professionals, consultants, third-party payors and customers may be subject, directly or indirectly, to federal and state healthcare fraud and abuse laws, false claims laws, health information privacy and security laws, and other healthcare laws. If F-star is unable to comply, or has not fully complied, with such laws, F-star could face substantial penalties.

Although F-star does not currently have any products on the market, F-star’s current and future operations may be directly, or indirectly through F-star’s relationships with clinical investigators, healthcare professionals, customers and third-party payors, subject to broadly applicable healthcare laws U.S. federal and state fraud and abuse and other healthcare laws and regulations, including, without limitation, the federal healthcare Anti-Kickback Statute (the “Anti-Kickback Statute”). Healthcare providers, physicians and others play a primary role in the recommendation and prescription of any products for which F-star obtains marketing approval. These laws impact, among other things, F-star’s proposed sales, marketing and education programs and constrain F-star’s business and financial arrangements and relationships with third-party payors, healthcare professionals who participate in F-star’s clinical research program, healthcare professionals and others who recommend, purchase, or provide F-star’s approved products, and other parties through which F-star market, sell and distribute F-star’s products for which F-star obtains marketing approval. In addition, F-star may be subject to patient data privacy and security regulation by both the U.S. federal government and the states in which F-star conducts F-star’s business. Finally, F-star’s current and future operations are subject to additional healthcare-related statutory and regulatory requirements and enforcement by foreign regulatory authorities in jurisdictions in which F-star conducts F-star’s business.

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the Anti-Kickback Statute, which prohibits, among other things, persons or entities from knowingly and willfully soliciting, offering, receiving or paying any remuneration (including any kickback, bribe, or certain rebate), directly or indirectly, overtly or covertly, in cash or in kind, to induce or reward either the referral of an individual for, or the purchase, lease, order or recommendation of, any good, facility, item or service, for which payment may be made, in whole or in part, under U.S. federal and state healthcare programs such as Medicare and Medicaid. A person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation. In addition, a claim including items or services resulting from a violation of the Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the civil False Claims Act, (“FCA”);

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federal civil and criminal false claims laws and civil monetary penalty laws, including the FCA, which prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, false or fraudulent claims for payment to, or approval by Medicare, Medicaid, or other federal healthcare programs, knowingly making, using or causing to be made or used a false record or statement material to a false or fraudulent claim or an obligation to pay or transmit money to the federal government, or knowingly concealing or knowingly and improperly avoiding or decreasing or concealing an obligation to pay money to the federal government. Manufacturers can be held liable under the FCA even when they do not submit claims directly to government payors if they are deemed to “cause” the submission of false or fraudulent claims. The FCA also permits a private individual acting as a “whistleblower” to bring actions on behalf of the federal government alleging violations of the FCA and to share in any monetary recovery;

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The federal Health Insurance Portability and Accountability Act of 1996, (“HIPAA”), which created new federal criminal and civil statutes that prohibit, among other actions, knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program or obtain, by means of false or fraudulent pretenses, representations, or promises, any of the money or property owned by, or under the custody or control of, any healthcare benefit program, regardless of the payor (e.g., public or private) and knowingly and willfully falsifying, concealing or covering up by any trick or device a material fact or making any materially false statements in connection with the delivery of, or payment for, healthcare benefits, items or services relating to healthcare matters. Similar to the Anti-Kickback Statute, a person or entity can be found guilty of violating HIPAA without actual knowledge of the statute or specific intent to violate it;

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HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (“HITECH”), and their implementing regulations, which impose certain obligations, including mandatory contractual terms, with respect to safeguarding the privacy, security and transmission of individually identifiable health information by covered entities subject to the rule, such as health plans, healthcare clearinghouses and certain healthcare providers, as well as their business associates that perform certain services involving the use or disclosure of individually identifiable health information and require notification to affected individuals and regulatory authorities of certain breaches of individually identifiable health information. HITECH also created new tiers of civil monetary penalties, amended HIPAA to make civil and criminal penalties directly applicable to business associates, and gave state attorneys general new authority to file civil actions for damages or injunctions in federal courts to enforce the federal HIPAA laws and seek attorneys’ fees and costs associated with pursuing federal civil actions;

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federal legislation commonly referred to as Physician Payments Sunshine Act, enacted as part of the ACA, and its implementing regulations, which requires certain manufacturers of drugs, devices, biologics and medical supplies that are reimbursable under Medicare, Medicaid, or the Children’s Health Insurance Program to report annually to the CMS information related to certain payments and other transfers of value to physicians (defined to include doctors, dentists, optometrists, podiatrists, chiropractors and, beginning in 2022 for payments and other transfers of value provided in the previous year, certain advanced non-physician healthcare practitioners) and teaching hospitals, as well as ownership and investment interests held by physicians and their immediate family members;

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analogous state laws and regulations, including: state anti-kickback and false claims laws that may apply to claims involving healthcare items or services reimbursed by any third-party payor, including private insurers; state laws that require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the U.S. federal government, or otherwise restrict payments that may be made to healthcare providers and other potential referral source; state laws and regulations that require drug manufacturers to file reports relating to pricing and marketing information, which requires tracking gifts and other remuneration and items of value provided to healthcare professionals and entities; state and local laws that require the registration of pharmaceutical sales representatives; and state laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts; and

•	European and other foreign law equivalents of each of the laws, including reporting requirements detailing interactions with and payments to healthcare providers.

The distribution of pharmaceutical products is subject to additional requirements and regulations, including extensive record-keeping, licensing, storage and security requirements intended to prevent the unauthorized sale of pharmaceutical products and to limit the distribution of product samples and impose requirements to ensure accountability in prescription drug sample distribution.

The scope and enforcement of each of these laws is uncertain and subject to rapid change in the current environment of healthcare reform, especially in light of the lack of applicable precedent and regulations. Federal and state enforcement bodies have recently increased their scrutiny of interactions between healthcare companies and healthcare providers, which has led to a number of investigations, prosecutions, convictions and settlements in the healthcare industry.

It is possible that governmental authorities will conclude that F-star’s business practices may not comply with current or future statutes, regulations or case law involving applicable fraud and abuse or other healthcare laws. If F-star’s operations are found to be in violation of any of these laws or any other laws that may apply to F-star, F-star may be subject to significant sanctions, including civil, criminal and administrative penalties, damages, fines, disgorgement, imprisonment, exclusion from participating in government funded healthcare programs, such as Medicare and Medicaid, additional reporting requirements and oversight if F-star become subject to a corporate integrity agreement or similar agreement to resolve allegations of non-compliance with these laws, reputational harm and the curtailment or restructuring of F-star’s operations. If any of the physicians or other healthcare providers or entities with whom F-star expects to do business is found not to be in compliance with applicable laws, that person or entity may be subject to significant criminal, civil or administrative sanctions, including exclusions from government funded healthcare programs. Prohibitions or restrictions on sales or withdrawal of future marketed products could materially affect business in an adverse way.

The risk of it being found in violation of these laws is increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts or otherwise have broad coverage. For example, the definition of the “remuneration” under the Anti-Kickback Statute has been interpreted to include anything of value. Further, courts have found that if “one purpose” of remuneration is to induce referrals, the Anti-Kickback Statute is violated.

Efforts to ensure that F-star’s business arrangements with third parties will comply with applicable healthcare laws will involve substantial costs. Any action against it for violation of these laws, even if F-star successfully defends against it, could cause it to incur significant legal expenses and divert F-star’s management’s attention from the operation of F-star’s business. The shifting compliance environment and the need to build and maintain robust and expandable systems to comply with multiple jurisdictions with different compliance or reporting requirements increases the possibility that a biopharmaceutical company may run afoul of one or more of the requirements.

Obtaining and maintaining marketing approval of F-star’s current and future mAb2 product candidates in one jurisdiction does not mean that F-star will be successful in obtaining marketing approval of its current and future mAb2 product candidates in other jurisdictions.

Obtaining and maintaining marketing approval of F-star’s current and future mAb2 product candidates in one jurisdiction does not guarantee that F-star will be able to obtain or maintain marketing approval in any other jurisdiction, while a failure or delay in obtaining marketing approval in one jurisdiction may have a negative effect on the marketing approval process in others. For example, even if the FDA grants marketing approval of a mAb2 product candidate, comparable foreign regulatory authorities in foreign jurisdictions must also approve the manufacturing, marketing and promotion of the mAb2 product candidate in those countries. Approval procedures vary among jurisdictions and can involve requirements and administrative review periods different from, and greater than, those in the United States, including additional preclinical studies or clinical trials as clinical studies conducted in one jurisdiction may not be accepted by regulatory authorities in other jurisdictions. In many jurisdictions outside the United States, a product candidate must be approved for reimbursement before it can be approved for sale in that jurisdiction. In some cases, the price that F-star intends to charge for F-star’s future products will also be subject to approval.

F-star may submit marketing applications in other countries in addition to the United States. Regulatory authorities in jurisdictions outside of the United States have requirements for approval of product candidates with which F-star must comply prior to marketing in those jurisdictions. Obtaining foreign marketing approvals and compliance with foreign regulatory requirements could result in significant delays, difficulties and costs for F-star and could delay or prevent the introduction of F-star’s products in certain countries. If F-star fails to comply with the regulatory requirements in international markets and/or receive applicable marketing approvals, F-star’s target market will be reduced and F-star’s ability to realize the full market potential of F-star’s mAb2 product candidates will be harmed.

F-star has never commercialized a mAb2 product candidate before and may lack the necessary expertise, personnel and resources to successfully commercialize F-star’s products on its own or together with suitable partners.

F-star does not have a sales or marketing infrastructure and has no experience in the sale or marketing of biopharmaceutical products. To achieve commercial success for any approved product, F-star must develop or acquire a sales and marketing organization, outsource these functions to third parties or enter into partnerships.

F-star may decide to establish its own sales and marketing capabilities and promote its mAb2 product candidates if and when regulatory approval has been obtained in the United States and the major EU countries. There are risks involved if F-star decides to establishes F-star’s own sales and marketing capabilities or enter into arrangements with third parties to perform these services. Even if F-star establish sales and marketing capabilities, F-star may fail to launch F-star’s products effectively or to market F-star’s products effectively since F-star has no experience in the sales and marketing of biopharmaceutical products. In addition, recruiting and training a sales force is expensive and time consuming and could delay any product launch. In the event that any such launch is delayed or does not occur for any reason, F-star would have prematurely or unnecessarily incurred these commercialization expenses, and F-star’s investment would be lost if F-star cannot retain or reposition F-star’s sales and marketing personnel. Factors that may inhibit F-star’s efforts to commercialize F-star’s products on F-star’s own include:

•	F-star’s inability to recruit, train and retain adequate numbers of effective sales and marketing personnel;

•	the inability of sales personnel to obtain access to or persuade adequate numbers of physicians to prescribe F-star’s products;

•	the lack of complementary products to be offered by sales personnel, which may put F-star at a competitive disadvantage relative to companies with more extensive product lines;

•	unforeseen costs and expenses associated with creating an independent sales and marketing organization; and

•	costs of marketing and promotion above those anticipated by F-star.

If F-star enters into arrangements with third parties to perform sales and marketing services, F-star’s product revenues or the profitability of these product revenues to it could be lower than if F-star were to market and sell any products that F-star develops itself. Such collaborative arrangements with partners may place the commercialization of F-star’s products outside of F-star’s control and would make it subject to a number of risks including that F-star may not be able to control the amount or timing of resources that F-star’s collaborative partner devotes to F-star’s products or that F-star’s collaborator’s willingness or ability to complete its obligations, and F-star’s obligations under F-star’s arrangements may be adversely affected by business combinations or significant changes in F-star’s collaborator’s business strategy. In addition, F-star may not be successful in entering into arrangements with third parties to sell and market F-star’s products or may be unable to do so on terms that are favorable to F-star. Acceptable third parties may fail to devote the necessary resources and attention to sell and market F-star’s products effectively.

If F-star does not establish sales and marketing capabilities successfully, either on F-star’s own or in collaboration with third parties, F-star may not be successful in commercializing F-star’s products, which in turn would have a material adverse effect on F-star’s business, financial condition and results of operations.

Adverse events in the field of immuno-oncology could damage public perception of F-star’s current or future mAb2 product candidates and negatively affect F-star’s business.

The commercial success of F-star’s immuno-oncology mAb2 product candidates, if approved, will depend in part on public acceptance of the use of cancer immunotherapies. Adverse events in marketed products, in clinical trials of F-star’s mAb2 product candidates or in clinical trials of others developing similar products and the resulting publicity, as well as any other adverse events in the field of immuno-oncology that may occur in the future, could result in a decrease in demand for any products that F-star may develop. If public perception is influenced by claims that the use of cancer immunotherapies is unsafe, whether related to F-star’s products or those of F-star’s competitors, F-star’s products may not be accepted by the general public or the medical community.

Future adverse events in immuno-oncology or the biopharmaceutical industry could also result in heightened governmental regulation, stricter labeling requirements and potential regulatory delays in the testing or approvals of F-star’s mAb2 product candidates. Any increased scrutiny could delay or increase the costs of obtaining marketing approval for the mAb2 product candidates F-star develops or prevent it from receiving marketing approval at all.

The market opportunities for any current or future immuno-oncology mAb2 product candidates F-star develops, if approved, may be limited to those patients who are ineligible for established therapies or for whom prior therapies have failed, and may be small.

Cancer therapies are sometimes characterized as first-line, second-line or third-line, and the FDA often approves new therapies initially only for third-line use. When cancer is detected early enough, first-line therapy, usually chemotherapy, hormone therapy, surgery, radiation therapy or a combination of these, is sometimes adequate to cure the cancer or prolong life without a cure. Second- and third-line therapies are administered to patients when prior therapy is not effective. F-star expects to initially seek approval of F-star’s current and future immuno-oncology mAb2 product candidates as a therapy for patients who have received one or more prior treatments. Subsequently, for those products that prove to be sufficiently beneficial, if any, F-star would expect to seek approval potentially as a first-line therapy, but there is no guarantee that mAb2 product candidates F-star develops, even if approved, would be approved for first-line therapy, and, prior to any such approvals, F-star may have to conduct additional clinical trials.

In addition, subsequent developments in cancer biomarkers may demonstrate that F-star’s mAb2 product candidates are not suitable for the treatment of certain cancers or subpopulations, thereby reducing the market opportunity for those mAb2 product candidates. Even if F-star obtains significant market share for any mAb2 product candidate, if approved, if the potential target populations are small, F-star may never achieve profitability without obtaining marketing approval for additional indications, including to be used as first- or second-line therapy or for other related cancer indications.

If the market opportunities for F-star’s mAb2 product candidates are smaller than F-star believes they are, even assuming approval of a mAb2 product candidate, F-star’s business may suffer.

F-star’s projections of both the number of people who are affected by disease within F-star’s potential target indications, as well as the subset of these people who have the potential to benefit from treatment with F-star’s mAb2 product candidates, are based on F-star’s beliefs and estimates. These estimates have been derived from a variety of sources, including the scientific literature, healthcare utilization databases and market research, and may prove to be incorrect. Further, new studies may change the estimated incidence or prevalence of these diseases. The number of patients may turn out to be lower than expected. Likewise, the potentially addressable patient population for each of F-star’s mAb2 product candidates may be limited or may not be amenable to treatment with F-star’s mAb2 product candidates, and new patients may become increasingly difficult to identify or gain access to, which would adversely affect F-star’s business, financial condition and results of operations.

A pandemic, epidemic, or outbreak of an infectious disease, such as COVID-19, may materially and adversely affect F-star’s business and financial results and could cause a disruption to the development of its product candidates.

Public health crises such as pandemics or similar outbreaks could adversely impact F-star’s business. Recently, COVID-19 has spread across the United States and in other countries, including specifically Cambridge, U.K., where F-star’s primary office and laboratory space is located. The coronavirus pandemic is evolving, and to date has led to the implementation of various responses, including government-imposed quarantines, travel restrictions and other public health safety measures. The extent to which the novel coronavirus impacts F-star’s operations or those of its third-party collaborators and partners, including F-star’s preclinical studies or clinical trial operations, will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the outbreak, new information that will emerge concerning the severity of the coronavirus and the actions to contain the coronavirus or treat its impact, among others. The continued spread of COVID-19 globally could adversely impact F-star’s preclinical or clinical trial operations, including its ability to recruit and retain patients and principal investigators and site staff who, as healthcare providers, may have heightened exposure to COVID-19 if an outbreak occurs in their geography. For example, similar to other biopharmaceutical companies, F-star may experience delays in initiating preclinical studies, enrolling its clinical trials, or dosing of patients in its clinical trials as well as in activating new trial sites. COVID-19 may also affect employees of third-party CROs located in affected geographies that F-star relies upon to carry out clinical trials. Any negative impact COVID-19 has to patient enrollment or treatment or the execution of F-star’s product candidates could cause costly delays to clinical trial activities, which could adversely affect F-star’s ability to obtain regulatory approval for and to commercialize F-star’s product candidates, increase F-star’s operating expenses, and have a material adverse effect on F-star’s financial results.

Additionally, timely enrollment in planned clinical trials is dependent upon clinical trial sites that could be adversely affected by global health matters, such as pandemics. F-star plans to conduct clinical trials for its mAb2 product candidates in geographies that are currently being affected by the COVID-19. Some factors from the novel coronavirus outbreak that will delay or otherwise adversely affect enrollment in the clinical trials of its mAb2 product candidates, as well as F-star’s business generally, include:

•

the potential diversion of healthcare resources away from the conduct of clinical trials to focus on pandemic concerns, including the attention of physicians serving as F-star’s clinical trial investigators, hospitals serving as F-star’s clinical trial sites and hospital staff supporting the conduct of F-star’s prospective clinical trials;

•

limitations on travel that could interrupt key trial and business activities, such as clinical trial site initiations and monitoring, domestic and international travel by employees, contractors or patients to clinical trial sites, including any government-imposed travel restrictions or quarantines that will impact the ability or willingness of patients, employees or contractors to travel to F-star’s clinical trial sites or secure visas or entry permissions, a loss of face-to-face meetings and other interactions with potential partners, any of which could delay or adversely impact the conduct or progress of F-star’s prospective clinical trials;

•	the potential negative affect on the operations of F-star’s third-party manufacturers;

•

interruption in global shipping affecting the transport of clinical trial materials, such as patient samples, investigational drug product and conditioning drugs and other supplies used in F-star’s prospective clinical trials; and

•	business disruptions caused by potential workplace, laboratory and office closures and an increased reliance on employees working from home, disruptions to or delays in ongoing laboratory experiments.

Risks Related to F-star’s Intellectual Property

F-star relies on patents and other intellectual property rights to protect its mAb2 product candidates and F-star’s modular antibody technology platform, the enforcement, defense and maintenance of which may be challenging and costly. Failure to protect or enforce these rights adequately could harm F-star’s ability to compete and impair F-star’s business.

F-star’s commercial success depends in part on obtaining and maintaining patents and other forms of intellectual property rights for F-star’s mAb2 product candidates, methods used to manufacture those mAb2 product candidates and the methods for treating patients using those mAb2 product candidates, or on in-licensing such rights. Failure to protect or to obtain, maintain or extend adequate patent and other intellectual property rights could materially adversely affect F-star’s ability to develop and market F-star’s products and mAb2 product candidates.

Patent applications cannot be enforced against third parties practicing the technology claimed in such applications unless and until a patent issues from such applications, and then only to the extent the issued claims cover the technology at issue. F-star cannot be certain that patents will be issued or granted with respect to applications that are currently pending, or that issued or granted patents will not later be found to be invalid or enforceable. The patent position of biopharmaceutical companies is generally uncertain because it involves complex legal and factual considerations that have in recent years been the subject of much litigation. The standards applied by the European Patent Office (“EPO”), the U.S. Patent and Trademark Office (“USPTO”), and foreign patent offices in granting patents are not always applied uniformly or predictably. For example, there is no uniform worldwide policy regarding patentable subject matter or the scope of claims allowable in biopharmaceutical patents. Consequently, patents may not issue from F-star’s pending patent applications. As such, F-star does not know the degree of future protection that it will obtain that covers its proprietary mAb2 product candidates and modular antibody technology platform. The scope of patent protection that the EPO and the USPTO will grant with respect to the bispecific antibodies in F-star’s product pipeline is uncertain. It is possible that the EPO and the USPTO will not allow broad antibody claims that cover antibodies closely related to F-star’s mAb2 product candidates as well as the specific antibody. As a result, upon receipt of EMA or FDA approval, competitors may be free to market antibodies almost identical to F-star’s, including biosimilar antibodies, thereby decreasing F-star’s market share. However, a competitor cannot submit to the FDA an application for a biosimilar product based on one of F-star’s products until four years following the date of approval of F-star’s “reference product,” and the FDA may not approve such a biosimilar product until 12 years from the date on which the reference product was approved, with a potential six-month extension of exclusivity if certain pediatric studies are conducted and the results are reported to the FDA.

The patent prosecution process is expensive and time-consuming, and F-star and its current or future licensors, licensees or collaboration partners may not be able to prepare, file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. It is also possible that F-star or its licensors, licensees or collaboration partners will fail to identify patentable aspects of inventions made in the course of development and commercialization activities before it is too late to obtain patent protection on them. Further, the issuance, scope, validity, enforceability and commercial value of F-star’s and F-star’s current or future licensors’, licensees’ or collaboration partners’ patent rights are highly uncertain. F-star’s pending and future patent applications may not result in patents being issued which protect F-star’s modular antibody technology platform or F-star’s mAb2 product candidates, in whole or in part, or which effectively prevent others from commercializing competitive technologies and products. F-star’s competitors may be able to circumvent F-star’s patents by developing similar or alternative product candidates in a non-infringing manner. Moreover, in some circumstances, F-star may not have the right to control the preparation, filing and prosecution of patent applications, or to maintain the patents, covering technology that F-star license from or license to third parties and are reliant on F-star’s licensors, licensees or collaboration partners. Therefore, these patents and applications may not be prosecuted and enforced in a manner consistent with the best interests of F-star’s business. If F-star’s current or future licensors, licensees or collaboration partners fail to establish, maintain or protect such patents and other intellectual property rights, such rights may be reduced or eliminated. If F-star’s current or future licensors, licensees or collaboration partners are not fully cooperative or disagree with it as to the prosecution, maintenance or enforcement of any patent rights, such patent rights could be compromised. The patent examination process may require it or F-star’s current or future licensors, licensees or collaboration partners to narrow the scope of the claims of F-star’s or F-star’s licensors’, licensees’ or collaboration partners’ pending and future patent applications, which may limit the scope of patent protection that may be obtained.

F-star cannot assure you that all of the potentially relevant prior art relating to F-star’s patents and patent applications has been found. Publications of discoveries in the scientific literature often lag behind the actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until 18 months after filing or, in some cases, not at all. Therefore, F-star cannot know with certainty whether it was the first to make the inventions claimed in F-star’s patents or pending patent applications, or that F-star was the first to file for patent protection of such inventions. If such prior art exists, it can invalidate a patent or prevent a patent from issuing from a pending patent application. Furthermore, if third parties have filed such patent applications on or before March 15, 2013, an interference proceeding can be initiated by such third parties to determine who was the first to invent any of the subject matter covered by the patent claims of F-star’s applications. If third parties have filed such applications after March 15, 2013, a derivation proceeding can be initiated by such third parties to determine whether F-star’s invention was derived from theirs. Even where F-star has a valid and enforceable patent, F-star may not be able to exclude others from practicing F-star’s invention where the other party can show that they used the invention in commerce before F-star’s filing date or the other party benefits from a compulsory license.

F-star has pending patent applications at the USPTO, the EPO, and the patent offices of other foreign jurisdictions, and it is possible that F-star will need to defend other patents from challenges by others from time to time. Certain of F-star’s U.S. patent applications have been and may in the future be the subject of submissions of prior art by third parties. Even if patents do successfully issue, third parties may initiate an opposition, interference, re-examination, post-grant review, inter partes review, nullification or derivation action in court or before patent offices, or similar proceedings challenging the validity, enforceability or scope of such patents, which may result in the patent claims being narrowed, invalidated, or held unenforceable, in whole or in part. For example, opposition proceedings at the EPO are increasingly common, and are costly and time consuming to defend. Similar proceedings are available in other patent offices around the world. It is possible that one or more of F-star’s U.S. patents may be challenged by parties who file a request for post-grant review or inter partes review or ex parte reexamination. Post-grant proceedings are increasingly common in the United States and are costly to defend. F-star’s patent rights may not provide it with a proprietary position or competitive advantages against competitors. An adverse determination in any such submission, proceeding or litigation could reduce the scope of, or invalidate, F-star’s patent rights, allow third parties to commercialize F-star’s mAb2 product candidates and compete directly with F-star, without payment to F-star, or result in F-star’s inability to manufacture or commercialize drugs without infringing third-party patent rights. In addition, if the breadth or strength of protection provided by F-star’s patents and patent applications is threatened, regardless of the outcome, it could dissuade companies from collaborating with it to license, develop or commercialize current or future mAb2 product candidates. Furthermore, even if the outcome is favorable to F-star, the enforcement of F-star’s intellectual property rights can be extremely expensive and time consuming.

F-star may become involved in lawsuits to protect or enforce F-star’s patents or other intellectual property, which could be expensive, time consuming and unsuccessful, and issued patents covering one or more of F-star’s mAb2 product candidates or F-star’s modular antibody technology platform could be found invalid or unenforceable if challenged in court.

To protect F-star’s competitive position, F-star may from time to time need to resort to litigation in order to enforce or defend any patents or other intellectual property rights owned by or licensed to F-star, or to determine or challenge the scope or validity of patents or other intellectual property rights of third parties. As enforcement of intellectual property rights is difficult, unpredictable and expensive, and many of F-star’s or F-star’s collaboration partners’ adversaries in these proceedings may have the ability to dedicate substantially greater resources to prosecuting these legal actions than F-star or F-star’s collaboration partners can. Accordingly, despite F-star’s or F-star’s collaboration partners’ efforts, F-star or F-star’s collaboration partners may not prevent third parties from infringing upon or misappropriating intellectual property rights F-star own or control, particularly in countries where the laws may not protect those rights as fully as in the United States and the EU. F-star may fail in enforcing F-star’s rights, in which case F-star’s competitors may be permitted to use F-star’s technology without being required to pay it any license fees. In addition, however, litigation involving F-star’s patents carries the risk that one or more of F-star’s patents will be held invalid (in whole or in part, on a claim-by-claim basis) or held unenforceable. Such an adverse court ruling could allow third parties to commercialize F-star’s mAb2 product candidates or use F-star’s modular antibody technology platform, and then compete directly with F-star, without payment to F-star.

If F-star were to initiate legal proceedings against a third party to enforce a patent covering one of F-star’s products, the defendant could counterclaim that F-star’s patent is invalid or unenforceable. In patent litigation in the United States or in Europe, defendant counterclaims alleging invalidity or unenforceability are commonplace. A claim for a validity challenge may be based on failure to meet any of several statutory requirements, for example, lack of novelty, obviousness or non-enablement. A claim for unenforceability assertion could be an allegation that someone connected with prosecuting the patent withheld relevant information from the USPTO or made a misleading statement, during prosecution. The outcome following legal assertions of invalidity and unenforceability during patent litigation is unpredictable. With respect to the validity question, for example, F-star cannot be certain that there is no invalidating prior art, of which F-star and the patent examiner were unaware during prosecution. If a defendant were to prevail on a legal assertion of invalidity or unenforceability, F-star would lose at least part, and perhaps all, of the patent protection on one or more of F-star’s mAb2 product candidates or certain aspects of F-star’s modular antibody technology platform. Such a loss of patent protection could have a material adverse impact on F-star’s business. Interference or derivation proceedings provoked by third parties or brought by it or declared by the USPTO may be necessary to determine the priority of inventions with respect to F-star’s patents or patent applications. An unfavorable outcome could require it to cease using the related technology or to attempt to license rights to it from the prevailing party. F-star’s business could be harmed if the prevailing party does not offer it a license on commercially reasonable terms or at all, or if a non-exclusive license is offered and F-star’s competitors gain access to the same technology. Further, litigation could result in substantial costs and diversion of management resources, regardless of the outcome, and this could harm F-star’s business and financial results. Patents and other intellectual property rights also will not protect F-star’s technology if competitors design around F-star’s protected technology without infringing F-star’s patents or other intellectual property rights. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of F-star’s confidential information could be compromised by disclosure during this type of litigation. There could also be public announcements of the results of hearings, motions, or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a material adverse effect on the price of the combined company’s common stock.

Intellectual property rights of third parties could adversely affect F-star’s ability to commercialize F-star’s mAb2 product candidates, such that F-star could be required to litigate or obtain licenses from third parties in order to develop or market F-star’s mAb2 product candidates. Such litigation is, and will continue to be, costly and any required licenses may not available on commercially reasonable terms.

Third-party claims of intellectual property infringement may prevent or delay F-star’s development and commercialization efforts. F-star’s commercial success depends in part on F-star’s avoiding infringement of the patents and proprietary rights of third parties. However, F-star’s research, development and commercialization activities may be subject to claims that F-star infringe or otherwise violate patents or other intellectual property rights owned or controlled by third parties. There is a substantial amount of litigation, both within and outside the United States, involving patent and other intellectual property rights in the biotechnology and pharmaceutical industries, including patent infringement lawsuits, interferences, derivation proceedings, oppositions and inter partes reexamination proceedings before the USPTO, and corresponding foreign patent offices. Numerous U.S. and foreign issued patents and pending patent applications, which are owned by third parties, exist in the fields in which F-star is pursuing development candidates. As the biotechnology and pharmaceutical industries expand and more patents are issued, the risk increases that F-star may be subject to claims of infringement of the patent rights of third parties.

F-star’s competitive position may suffer if patents issued to third parties or other third-party intellectual property rights cover F-star’s products or elements thereof, F-star’s manufacture or uses relevant to F-star’s development plans, the targets of F-star’s mAb2 product candidates, or other attributes of F-star’s mAb2 product candidates or F-star’s mAb2 technology. In such cases, F-star may not be in a position to develop or commercialize products or mAb2 product candidates unless F-star successfully pursue litigation to nullify or invalidate the third-party intellectual property right concerned, or enter into a license agreement with the intellectual property right holder, if available on commercially reasonable terms or at all.

It is also possible that F-star fails to identify relevant patents or patent applications. For example, certain U.S. applications filed after November 29, 2000 that will not be filed outside the United States may remain confidential until issuance of a patent. In general, patent applications in the United States and elsewhere are published approximately 18 months after the earliest filing for which priority is claimed, with such earliest filing date being commonly referred to as the priority date. Therefore, patent applications covering F-star’s products or platform technology could have been filed by others without F-star’s knowledge. Furthermore, F-star operates in a highly competitive field, and given F-star’s limited resources, it is unreasonable to monitor all patent applications purporting to gain broad coverage in the areas in which F-star is active. Additionally, pending patent applications which have been published can, subject to certain limitations, be later amended in a manner that could cover F-star’s platform technologies, F-star’s products or the use of F-star’s products.

Parties making claims of infringement against it or defending against F-star’s invalidity actions may be able to sustain the costs of complex patent litigation more effectively than F-star can because they have substantially greater resources. If F-star fails in any such dispute, in addition to being forced to pay damages, F-star or F-star’s licensees may be temporarily or permanently prohibited from commercializing any of F-star’s mAb2 product candidates that are held to be infringing. F-star might, if possible, also be forced to redesign mAb2 product candidates so that F-star no longer infringe the third-party intellectual property rights. Or, F-star may be required to seek a license to any such technology that F-star is found to infringe, which license may not be available on commercially reasonable terms, or at all. Even if F-star or F-star’s collaboration partners obtain a license, it may be non-exclusive; thereby giving F-star’s competitors access to the same technologies licensed to it or F-star’s licensors or collaboration partners. Moreover, such a license may require F-star to pay royalties to the licensor; thus reducing F-star’s expected revenues. In addition, F-star could be found liable for monetary damages, including treble damages and attorneys’ fees, if F-star is found to have willfully infringed a patent in the United States. Any of these events, even if F-star were ultimately to prevail, could require it to divert substantial financial and management resources that F-star would otherwise be able to devote to F-star’s business.

In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments and if securities analysts or investors perceive these results to be negative, F-star could have a substantial adverse effect on F-star’s share price. Such litigation or proceedings could substantially increase F-star’s operating losses and reduce F-star’s resources available for development activities. F-star may not have sufficient financial or other resources to adequately conduct such litigation or proceedings. Some of F-star’s competitors may be able to sustain the costs of such litigation or proceedings more effectively than F-star can because of their substantially greater financial resources. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could have a material adverse effect on F-star’s ability to compete in the marketplace.

In addition, if the breadth or strength of protection provided by F-star’s or F-star’s collaboration partners’ patents and patent applications is threatened, it could dissuade companies from collaborating with F-star to license, develop or commercialize current or future mAb2 product candidates. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of F-star’s confidential information could be compromised by disclosure during this type of litigation.

If F-star fails to comply with its obligations in the agreements under which F-star licenses intellectual property rights from third parties or otherwise experience disruptions to F-star’s business relationships with F-star’s licensors, F-star could lose intellectual property rights that are important to F-star’s business.

F-star is a party to license agreements, and F-star may in the future need to obtain additional licenses from others to advance F-star’s research and development activities or allow the commercialization of F-star’s mAb2 product candidates. F-star’s current license agreements impose, and F-star expects that future license agreements will impose, various development, diligence, commercialization and other obligations on F-star. In spite of F-star’s efforts, F-star’s current or future licensors might conclude that F-star has materially breached F-star’s obligations under such license agreements and might therefore terminate the license agreements, thereby removing or limiting F-star’s ability to develop and commercialize mAb2 product candidates and otherwise use technology covered by these license agreements. If these in-licenses are terminated, or if the underlying patents fail to provide the intended exclusivity, competitors or other third parties would have the freedom to seek regulatory approval of, and to market, products identical to F-star’s and F-star may be required to cease F-star’s development and commercialization of F-star’s mAb2 product candidates. Any of the foregoing could have a material adverse effect on F-star’s competitive position, business, financial conditions, results of operations, and prospects.

Moreover, disputes may arise regarding intellectual property subject to a licensing agreement, including:

•	the scope of rights granted under the license agreement and other interpretation-related issues;

•	the extent to which F-star’s mAb[2] product candidates, technology and processes infringe on intellectual property of the licensor that is not subject to the licensing agreement;

•	the sublicensing of patent and other rights under F-star’s collaborative development relationships;

•	F-star’s diligence obligations under the license agreement and what activities satisfy those diligence obligations;

•	the inventorship and ownership of inventions and know-how resulting from the joint creation or use of intellectual property by F-star’s licensors F-star and F-star’s partners; and

•	the priority of invention of patented technology.

In addition, the agreements under which F-star currently license intellectual property or technology from third parties are complex, and certain provisions in such agreements may be susceptible to multiple interpretations. The resolution of any contract interpretation disagreement that may arise could narrow what F-star believes to be the scope of F-star’s rights to the relevant intellectual property or technology, or increase what F-star believes to be its financial or other obligations under the relevant agreement, either of which could have a material adverse effect on F-star’s business, financial condition, results of operations, and prospects. Moreover, if disputes over intellectual property that F-star has licensed prevent or impair F-star’s ability to maintain F-star’s current licensing arrangements on commercially acceptable terms, F-star may be unable to successfully develop and commercialize the affected mAb2 product candidates, which could have a material adverse effect on F-star’s business, financial conditions, results of operations, and prospects.

F-star may not be successful in obtaining or maintaining necessary rights to F-star’s mAb2 product candidates through acquisitions and in-licenses.

Because F-star’s programs may require the use of proprietary rights held by third parties, the growth of F-star’s business will likely depend in part on F-star’s ability to acquire or in-license such proprietary rights. F-star may be unable to acquire or in-license any compositions, methods of use, processes, or other third-party intellectual property rights from third parties that F-star identifies as necessary for F-star’s mAb2 product candidates. The licensing and acquisition of third-party intellectual property rights is a competitive area, and a number of more established companies may pursue strategies to license or acquire third-party intellectual property rights that F-star may consider attractive. These established companies may have a competitive advantage over F-star due to their size, cash resources and greater clinical development and commercialization capabilities.

In addition, companies that perceive it to be a competitor may be unwilling to assign or license rights to F-star. F-star also may be unable to license or acquire third-party intellectual property rights on terms that would allow F-star to make an appropriate return on F-star’s investment. If F-star is unable to successfully obtain a license to third-party intellectual property rights necessary for the development of a mAb2 product candidate or program, F-star may have to abandon development of that mAb2 product candidate or program, and F-star’s business and financial condition could suffer.

If F-star’s trademarks and trade names are not adequately protected, then F-star may not be able to build name recognition in F-star’s markets of interest and F-star’s business may be adversely affected.

F-star’s registered or unregistered trademarks or trade names may be challenged, infringed, circumvented or declared generic or determined to be infringing on other marks. F-star may not be able to protect F-star’s rights to these trademarks and trade names, which F-star need to build name recognition by potential partners or customers in F-star’s markets of interest. Over the long term, if F-star is unable to establish name recognition based on F-star’s trademarks and trade names, then F-star may not be able to compete effectively and F-star’s business may be adversely affected. If other entities use trademarks similar to F-star’s in different jurisdictions, or have senior rights to F-star’s, it could interfere with F-star’s use of F-star’s current trademarks throughout the world.

If F-star does not obtain protection under the Hatch-Waxman Amendments and similar non-U.S. legislation for extending the term of patents covering each of F-star’s mAb2 product candidates, F-star’s business may be materially harmed.

Patents have a limited duration. In the United States, if all maintenance fees are timely paid, the natural expiration of a patent is generally 20 years from its earliest U.S. non-provisional filing date. Various extensions may be available, but the life of a patent, and the protection it affords, is limited. Even if patents covering F-star’s mAb2 product candidates, their manufacture or use are obtained, once the patent life has expired, F-star may be open to competition from competitive medications, including biosimilar medications. Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, F-star’s owned and in-licensed patent portfolio may not provide it with sufficient rights to exclude others from commercializing products similar or identical to F-star’s.

Depending upon the timing, duration and conditions of FDA marketing approval of F-star’s mAb2 product candidates, one or more of F-star’s U.S. patents may be eligible for limited patent term extension under the Drug Price Competition and Patent Term Restoration Act of 1984, referred to as the Hatch-Waxman Act and similar legislation in the EU. The Hatch-Waxman Act permits a patent term extension of up to five years for a patent covering an approved product as compensation for effective patent term lost during product development and the FDA regulatory review process. The patent term extension cannot extend the remaining term of a patent beyond a total of 14 years from the date of product approval, and only one patent applicable to an approved drug may be extended. Patent term extension also may be available in certain foreign countries upon regulatory approval of F-star’s mAb2 product candidates. However, F-star may not receive an extension if F-star fails to apply within applicable deadlines, fail to apply prior to expiration of relevant patents or otherwise fail to satisfy applicable requirements. Moreover, the length of the extension, as well as the scope of the protection during such an extension, could be less than F-star request. If F-star is unable to obtain patent term extension or the term of any such extension is less than F-star request, the period during which F-star can enforce F-star’s patent rights for that product will be shortened and F-star’s competitors may obtain approval to market competing products sooner than F-star expects. As a result, F-star’s revenue from applicable products could be reduced, possibly materially.

F-star enjoys only limited geographical protection with respect to certain patents and may face difficulties in certain jurisdictions, which may diminish the value of intellectual property rights in those jurisdictions.

F-star often files its first patent application (i.e., priority filing) in Great Britain or with the USPTO. International applications under the Patent Cooperation Treaty (“PCT”), are usually filed within 12 months after the priority filing. Based on the PCT filing, national and regional patent applications may be filed in additional jurisdictions where F-star believes its mAb2 product candidates may be marketed. F-star has so far not filed for patent protection in all national and regional jurisdictions where such protection may be available. In addition, F-star may decide to abandon national and regional patent applications before grant. Finally, the grant proceeding of each national/regional patent is an independent proceeding which may lead to situations in which applications might be refused by certain patent offices, while granted by others, and the scope of patent protection may vary for the same mAb2 product candidate or technology.

Competitors may use F-star’s and its collaboration partners’ technologies in jurisdictions where F-star has not obtained patent protection to develop their own products and, further, may export otherwise infringing products to territories where F-star and F-star’s licensors or collaboration partners have patent protection, but enforcement is not as strong as that in the United States and the EU. These products may compete with F-star’s mAb2 product candidates, and F-star’s and F-star’s collaboration partners’ patents or other intellectual property rights may not be effective or sufficient to prevent them from competing with F-star.

The laws of some jurisdictions do not protect intellectual property rights to the same extent as the laws in the United States and the EU, and companies have encountered significant difficulties in protecting and defending such rights in such jurisdictions. If F-star encounter difficulties in protecting, or are otherwise precluded from effectively protecting, the intellectual property rights important for F-star’s business in such jurisdictions, the value of these rights may be diminished, and F-star may face additional competition from others in those jurisdictions.

Some countries have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In addition, some countries limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of such patent. If F-star or any of F-star’s licensors are forced to grant a license to third parties with respect to any patents relevant to F-star’s business, F-star’s competitive position may be impaired and F-star’s business and results of operations may be adversely affected.

Proceedings to enforce F-star’s and F-star’s collaboration partners’ patent rights in foreign jurisdictions could result in substantial costs and divert F-star’s and F-star’s collaboration partners’ efforts and attention from other aspects of F-star’s business, could put F-star’s and F-star’s collaboration partners’ patents at risk of being invalidated or interpreted narrowly and F-star’s and F-star’s collaboration partners’ patent applications at risk of not issuing and could provoke third parties to assert claims against it or F-star’s licensors or collaboration partners. F-star or F-star’s collaboration partners may not prevail in any lawsuits that F-star or F-star’s licensors or collaboration partners initiate and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, F-star’s efforts to enforce F-star’s intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that F-star develops or license.

Intellectual property rights do not necessarily address all potential threats to F-star’s competitive advantage.

The degree of future protection afforded by F-star’s intellectual property rights is uncertain because intellectual property rights have limitations, and may not adequately protect F-star’s business, or permit F-star to maintain F-star’s competitive advantage. The following examples are illustrative:

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others may be able to make bispecific antibodies that are the same as or similar to F-star’s mAb[2] product candidates but that are not covered by the claims of the patents that F-star own or have exclusively licensed;

•	the patents of third parties may have an adverse effect on F-star’s business;

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F-star or any current or future licensors or strategic partners might not have been the first to conceive or reduce to practice the inventions covered by the issued patent or pending patent application that F-star own or have exclusively licensed;

•	F-star or any future licensors or strategic partners might not have been the first to file patent applications covering certain of F-star’s inventions;

•	others may independently develop similar or alternative technologies or duplicate any of F-star’s technologies without infringing F-star’s intellectual property rights;

•	it is possible that F-star’s pending patent applications will not lead to issued patents;

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issued patents that F-star own or have exclusively licensed may not provide F-star with any competitive advantage, or may be held invalid or unenforceable, as a result of legal challenges by F-star’s competitors;

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F-star’s competitors might conduct research and development activities in countries where F-star does not have patent rights and then use the information learned from such activities to develop competitive products for sale in F-star’s major commercial markets;

•	third parties performing manufacturing or testing for F-star using F-star’s products or technologies could use the intellectual property of others without obtaining a proper license; and

•	F-star may not develop additional technologies that are patentable.

Changes in patent laws or patent jurisprudence could diminish the value of patents in general, thereby impairing F-star’s ability to protect F-star’s products.

As is the case with other biopharmaceutical companies, F-star’s success is heavily dependent on intellectual property, particularly patents. Obtaining and enforcing patents in the biopharmaceutical industry involve both technological complexity and legal complexity. Therefore, obtaining and enforcing biopharmaceutical patents is costly, time-consuming and inherently uncertain. In addition, the America Invents Act (the “AIA”), has been enacted in the United States, resulting in significant changes to the U.S. patent system.

An important change introduced by the AIA is that, as of March 16, 2013, the United States transitioned to a “first-to-file” system for deciding which party should be granted a patent when two or more patent applications are filed by different parties claiming the same invention. A third party that files a patent application in the USPTO after that date but before F-star could therefore be awarded a patent covering an invention of F-star’s even if F-star had made the invention before it was made by the third party. This requires F-star to be cognizant of the time from invention to filing of a patent application, but circumstances could prevent F-star from promptly filing patent applications on F-star’s inventions.

Among some of the other changes introduced by the AIA are changes that limit where a patentee may file a patent infringement suit and providing opportunities for third parties to challenge any issued patent in the USPTO via various proceedings including, e.g., post-grant review, inter partes review, and derivation proceedings. This applies to all of F-star’s U.S. patents, even those issued before March 16, 2013. Because of a lower evidentiary standard in USPTO proceedings compared to the evidentiary standard in U.S. federal courts necessary to invalidate a patent claim, a third party could potentially provide evidence in a USPTO proceeding sufficient for the USPTO to hold a claim invalid even though the same evidence would be insufficient to invalidate the claim if first presented in a district court action. Accordingly, a third party may attempt to use the USPTO procedures to invalidate F-star’s patent claims that would not have been invalidated if first challenged by the third party as a defendant in a district court action. The AIA and its implementation could increase the uncertainties and costs surrounding the prosecution of F-star’s patent applications and the enforcement or defense of F-star’s issued patents.

Additionally, the U.S. Supreme Court and the Court of Appeals for the Federal Circuit have ruled on patent cases in recent years, either narrowing the scope of patent protection available in certain circumstances or weakening the rights of patent owners in certain situations. In addition to increasing uncertainty with regard to F-star’s ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents, once obtained. Depending on decisions by the U.S. Congress, the federal courts and the USPTO, the laws and regulations governing patents could change in unpredictable ways that could weaken F-star’s ability to obtain new patents or to enforce F-star’s existing patents and patents that F-star might obtain in the future.

Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and protect other proprietary information.

F-star considers proprietary trade secrets, confidential know-how and unpatented know-how to be important to F-star’s business. F-star may rely on trade secrets or confidential know-how to protect F-star’s technology, especially where patent protection is believed to be of limited value. However, trade secrets and confidential know-how are difficult to maintain as confidential.

To protect this type of information against disclosure or appropriation by competitors, F-star’s policy is to require F-star’s employees, consultants, contractors and advisors to enter into confidentiality agreements and invention assignment agreements with F-star. However, F-star cannot be certain that such agreements have been entered into with all relevant parties, and F-star cannot be certain that F-star’s trade secrets and other confidential proprietary information will not be disclosed or that competitors will not otherwise gain access to F-star’s trade secrets or independently develop substantially equivalent information and techniques. Current or former employees, consultants, contractors and advisers may unintentionally or willfully disclose F-star’s confidential information to competitors, and confidentiality agreements may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. Enforcing a claim that a third party obtained illegally and is using trade secrets or confidential know-how is expensive, time consuming and unpredictable. The enforceability of confidentiality agreements may vary from jurisdiction to jurisdiction. Furthermore, if a competitor lawfully obtained or independently developed any of F-star’s trade secrets, F-star would have no right to prevent such competitor from using that technology or information to compete with F-star, which could harm F-star’s competitive position. Additionally, if the steps taken to maintain F-star’s trade secrets are deemed inadequate, F-star may have insufficient recourse against third parties for misappropriating the trade secret.

Failure to obtain or maintain trade secrets or confidential know-how trade protection could adversely affect F-star’s competitive position. Moreover, F-star’s competitors may independently develop substantially equivalent proprietary information and may even apply for patent protection in respect of the same. If successful in obtaining such patent protection, F-star’s competitors could limit F-star’s use of F-star’s trade secrets or confidential know-how.

Under certain circumstances, F-star may also decide to publish some know-how to attempt to prevent others from obtaining patent rights covering such know-how.

F-star may be subject to claims by third parties asserting that F-star’s employees or F-star has misappropriated their intellectual property, or claiming ownership of what F-star regard as F-star’s own intellectual property.

Many of F-star’s employees, including F-star’s senior management, were previously employed at other biotechnology or pharmaceutical companies, including F-star’s competitors or potential competitors. Some of these employees executed proprietary rights, non-disclosure and non-competition agreements in connection with such previous employment. Although F-star tries to ensure that F-star’s employees do not use the proprietary information or know-how of others in their work for F-star, F-star may be subject to claims that F-star or these employees have used or disclosed confidential information or intellectual property, including trade secrets or other proprietary information, of any such employee’s former employer. Litigation may be necessary to defend against these claims.

If F-star fails in prosecuting or defending any such claims, in addition to paying monetary damages, F-star may lose valuable intellectual property rights or personnel or sustain damages. Such intellectual property rights could be awarded to a third party, and F-star could be required to obtain a license from such third party to commercialize F-star’s technology or products. Such a license may not be available on commercially reasonable terms or at all. Even if F-star successfully prosecute or defend against such claims, litigation could result in substantial costs and distract management.

Obtaining and maintaining F-star’s patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and F-star’s patent protection could be reduced or eliminated for non-compliance with these requirements.

Periodic maintenance and annuity fees on any issued patent are due to be paid to the USPTO, the EPO and foreign patent agencies in several stages over the lifetime of the patent. The USPTO, the EPO and various foreign governmental patent agencies require compliance with a number of procedural, documentaries, fee payment and other similar provisions during the patent application process. While an inadvertent lapse can in many cases be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Non-compliance events that could result in abandonment or lapse of a patent or patent application include failure to respond to official actions within prescribed time limits, non-payment of fees and failure to properly legalize and submit formal documents. If F-star or F-star’s licensors or collaboration partners fail to maintain the patents and patent applications covering F-star’s mAb2 product candidates, F-star’s competitors might be able to enter the market, which would have an adverse effect on F-star’s business.

Risks Related to F-star’s Dependence on Third Parties

F-star relies, and expects to continue to rely, on third parties, including independent clinical investigators, contracted laboratories and CROs, to conduct F-star’s preclinical studies and clinical trials. If these third parties do not successfully carry out their contractual duties or meet expected deadlines, F-star may not be able to obtain regulatory approval for or commercialize its mAb2 product candidates and F-star’s business could be substantially harmed.

F-star has relied upon and plan to continue to rely upon third parties, including independent clinical investigators, contracted laboratories and third-party CROs, to conduct F-star’s preclinical studies and clinical trials in accordance with applicable regulatory requirements and to monitor and manage data for F-star’s ongoing preclinical and clinical programs. F-star relies on these parties for execution of its preclinical studies and clinical trials, and controls only certain aspects of their activities. Nevertheless, F-star is responsible for ensuring that each of F-star’s studies and trials is conducted in accordance with the applicable protocol, legal and regulatory requirements and scientific standards, and F-star’s reliance on these third parties does not relieve it of its regulatory responsibilities. F-star and its third-party contractors and CROs are required to comply with good laboratory practices (“GLPs”), as applicable, and GCP requirements, which are regulations and guidelines enforced by the FDA, the EMA and other comparable foreign regulatory authorities for all of F-star’s products in clinical development. Regulatory authorities enforce these GLPs and GCPs through periodic inspections of laboratories conducting GLP studies, trial sponsors, principal investigators and trial sites. If F-star, F-star’s investigators or any of F-star’s CROs or contracted laboratories fail to comply with applicable GLPs and GCPs, the clinical data generated in F-star’s clinical trials may be deemed unreliable and the FDA, the EMA or other comparable foreign regulatory authorities may require F-star to perform additional preclinical studies or clinical trials before approving F-star’s marketing applications. F-star cannot assure you that upon inspection by a given regulatory authority, such regulatory authority will determine that any of F-star’s preclinical studies or clinical trials comply with applicable GLP or GCP regulations. In addition, F-star’s clinical trials must be conducted with product produced in compliance with applicable cGMP regulations. F-star’s failure to comply with these regulations may require it to repeat preclinical studies or clinical trials, which would delay the regulatory approval process.

Further, these laboratories, investigators and CROs are not F-star’s employees and F-star will not be able to control, other than by contract, the amount of resources, including time, which they devote to F-star’s mAb2 product candidates and clinical trials. If independent laboratories, investigators or CROs fail to devote sufficient resources to the development of F-star’s mAb2 product candidates, or if their performance is substandard, it may delay or compromise the prospects for approval and commercialization of any mAb2 product candidates that F-star develops. In addition, the use of third-party service providers requires it to disclose F-star’s proprietary information to these parties, which could increase the risk that this information will be misappropriated.

F-star’s CROs have the right to terminate their agreements with F-star in the event of an uncured material breach. In addition, some of F-star’s CROs have an ability to terminate their respective agreements with F-star if it can be reasonably demonstrated that the safety of the subjects participating in F-star’s clinical trials warrants such termination, if F-star makes a general assignment for the benefit of F-star’s creditors or if F-star is liquidated.

There is a limited number of third-party service providers that specialize or have the expertise required to achieve F-star’s business objectives. If any of F-star’s relationships with these third-party laboratories, CROs or clinical investigators terminate, F-star may not be able to enter into arrangements with alternative laboratories, CROs or investigators or to do so in a timely manner or on commercially reasonable terms. If laboratories, CROs or clinical investigators do not successfully carry out their contractual duties or obligations or meet expected deadlines, if they need to be replaced or if the quality or accuracy of the clinical data they obtain is compromised due to the failure to adhere to F-star’s preclinical or clinical protocols, regulatory requirements or for other reasons, F-star’s preclinical studies or clinical trials may be extended, delayed or terminated and F-star may not be able to obtain regulatory approval for or successfully commercialize F-star’s mAb2 product candidates. As a result, F-star’s results of operations and the commercial prospects for F-star’s mAb2 product candidates would be harmed, F-star’s costs could increase and F-star’s ability to generate revenues could be delayed.

Switching or adding additional laboratories or CROs (or investigators) involves additional cost and requires management time and focus. In addition, there is a natural transition period when a new laboratory or CRO commences work. As a result, delays occur, which can materially impact F-star’s ability to meet its desired clinical development timelines. Though F-star carefully manages F-star’s relationships with its contracted laboratories and CROs, there can be no assurance that F-star will not encounter similar challenges or delays in the future or that these delays or challenges will not have a material adverse impact on F-star’s business, financial condition and results of operations.

In addition, clinical investigators may serve as scientific advisors or consultants to F-star from time to time and may receive cash or equity compensation in connection with such services. If these relationships and any related compensation result in perceived or actual conflicts of interest, or the FDA concludes that the financial relationship may have affected the interpretation of the preclinical study or clinical trial, the integrity of the data generated at the applicable preclinical study or clinical trial site may be questioned and the utility of the preclinical study or clinical trial itself may be jeopardized, which could result in the delay or rejection by the FDA. Any such delay or rejection could prevent F-star from commercializing its clinical-stage mAb2 product candidate or any future mAb2 product candidates.

The manufacture of biotechnology products is complex, and manufacturers often encounter difficulties in production. If F-star or any of its third party manufacturers encounter such difficulties, or otherwise fail to comply with their contractual obligations, the development or commercialization of F-star mAb2 product candidates could be delayed or stopped.

The manufacture of biotechnology products is generally complex and requires significant expertise and capital investment. F-star and its contract manufacturers must comply with cGMP regulations and guidelines for clinical trial product manufacture and for commercial product manufacture. Manufacturers of biotechnology products often encounter difficulties in production, particularly in scaling up, addressing product quality, product comparability, validating production processes and mitigating potential sources of contamination. These problems include difficulties with raw material procurement, production costs and yields, quality control, product quality, including stability of the product, quality assurance testing, operator error, shortages of qualified personnel, as well as compliance with strictly enforced federal, state and foreign regulations. Furthermore, if microbial, viral or other contaminations are discovered in therapeutic products or in the manufacturing facilities in which F-star product candidates are made, such manufacturing facilities may need to be closed for an extended period of time to investigate and remedy the contamination.

F-star cannot assure you that manufacturing problems, including supply chain disruptions of any of mAb2 product candidates or products will not occur in the future. Any delay or interruption in the supply of preclinical or clinical trial supplies, including any delays arising from circumstances related to the COVID-19 pandemic, could delay the completion of these trials, increase the costs associated with maintaining these trial programs and, depending upon the period of delay, require F-star to commence new trials at additional expense or terminate trials completely.

F-star relies on third parties to supply and manufacture F-star’s mAb2 product candidates, and F-star expects to continue to rely on third parties to manufacture F-star’s products, if approved. The development of such mAb2 product candidates and the commercialization of any products, if approved, could be stopped, delayed or made less profitable if any such third party fails to provide F-star with sufficient quantities of mAb2 product candidates or products or fails to do so at acceptable quality levels or prices or fails to maintain or achieve satisfactory regulatory compliance.

F-star does not currently have the infrastructure or capability internally to manufacture F-star’s mAb2 product candidates for use in the conduct of F-star’s preclinical studies and clinical trials or for commercial supply, if F-star’s products are approved. F-star relies on, and expects to continue to rely on, contract manufacturing organizations (“CMOs”). F-star currently relies mainly on a few CMOs for the manufacturing of F-star’s mAb2 product candidates. Any replacement of F-star’s CMOs could require significant effort and expertise because there may be a limited number of qualified CMOs. Reliance on third-party providers may expose F-star to more risk than if F-star were to manufacture F-star’s mAb2 product candidates itself. F-star is dependent on its CMOs for the production of F-star’s mAb2 product candidates in accordance with relevant regulations, such as cGMP, which includes, among other things, quality control, quality assurance and the maintenance of records and documentation. Moreover, many of the third parties with whom F-star contracts may also have relationships with other commercial entities, including F-star’s competitors, for whom they may also be conducting product development activities that could harm F-star’s competitive position.

If F-star were to experience an unexpected loss of supply of or if any supplier were unable to meet F-star’s demand for any of F-star’s mAb2 product candidates, F-star could experience delays in F-star’s research or planned clinical trials or future commercialization activities. F-star could be unable to find alternative suppliers of acceptable quality, in the appropriate volumes and at an acceptable cost. Moreover, F-star’s suppliers are often subject to strict manufacturing requirements and rigorous testing requirements, which could limit or delay production. The long transition periods needed to switch manufacturers and suppliers, if necessary, could significantly delay F-star’s clinical studies and the commercialization of F-star’s products, if approved, which could materially adversely affect F-star’s business, financial condition and results of operation.

In complying with the applicable manufacturing regulations of the FDA, the EMA and other comparable foreign regulatory authorities, F-star and its third-party suppliers must spend significant time, money and effort in the areas of design and development, testing, production, record-keeping and quality control to assure that the products meet applicable specifications and other regulatory requirements. The failure to comply with these requirements could result in an enforcement action against F-star, including the seizure of products and shutting down of production. F-star and any of these third-party suppliers may also be subject to audits by the FDA, the EMA or other comparable foreign regulatory authorities. If any of F-star’s third-party suppliers fails to comply with cGMP or other applicable manufacturing regulations, F-star’s ability to develop and commercialize its future therapeutics products could suffer significant interruptions. F-star face risks inherent in relying on a single CMO, as any disruption, such as a fire, natural hazards or vandalism at the CMO could significantly interrupt F-star’s manufacturing capability. All of F-star’s CMOs currently do not have alternative production plans in place or disaster-recovery facilities available. In case of a disruption, F-star will have to establish alternative manufacturing sources. This would require substantial capital on F-star’s part, which F-star may not be able to obtain on commercially acceptable terms or at all. Additionally, F-star would likely experience months of manufacturing delays as the CMO builds or locates replacement facilities and seeks and obtains necessary regulatory approvals. If this occurs, F-star will be unable to satisfy manufacturing needs on a timely basis, if at all.

The manufacturing of all of F-star’s mAb2 product candidates requires using cells that are stored in a cell bank. F-star has one master cell bank for each product manufactured in accordance with cGMP. Working cell banks have not yet been manufactured. Half of each master cell bank is stored at a separate site so that in case of a catastrophic event at one site F-star believes sufficient vials of the master cell banks are left at the alternative storage site to continue manufacturing. F-star believes sufficient working cell banks could be produced from the vials of the master cell bank stored at a given site to assure product supply for the future. However, it is possible that F-star could lose multiple cell banks and have F-star’s manufacturing significantly impacted by the need to replace these cell banks, which could materially adversely affect F-star’s business, financial condition and results of operations.

F-star’s employees and independent contractors may engage in misconduct or other improper activities, including non-compliance with regulatory standards and requirements.

F-star is exposed to the risk of fraud or other misconduct by its employees or independent contractors. Misconduct by these parties could include intentional failures to comply with applicable laws or regulations, provide accurate information to the FDA, EMA or foreign regulatory authorities, comply with manufacturing standards establishes for F-star’s product candidates, comply with federal and state data privacy, security, fraud and abuse, and other healthcare laws and regulations, report financial information or data accurately or disclose unauthorized activities to F-star. In particular, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Activities subject to these laws could also involve the improper use or misrepresentation of information obtained in the course of clinical trials, which could result in regulatory sanctions and cause serious harm to F-star’s reputation.

It is not always possible to identify and deter misconduct by employees and third parties, and the precautions F-star takes to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting it from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. Additionally, F-star is subject to the risk that a person or government could allege such fraud or other misconduct, even if none occurred. If any such actions are instituted against F-star, and it is not successful in defending itself or asserting its rights, those actions could have a material and adverse effect on F-star’s business, financial condition, results of operations and prospects, including the imposition of significant civil, criminal and administrative penalties, monetary damages, fines, disgorgement, imprisonment, loss of eligibility to obtain marketing approvals from the FDA, exclusion from participation in government contracting, healthcare reimbursement or other government programs, including Medicare and Medicaid, reputational harm, diminished profits and future earnings, additional reporting requirements if subject to a corporate integrity agreement or other agreement to resolve allegations of non-compliance with any of these laws, and the curtailment or restructuring of its operations.

F-star relies and expects to continue to rely on collaborative partners regarding the development of certain of F-star’s research programs and mAb2 product candidates. If F-star is not able to maintain its current relationships or enter into new strategic relationships, F-star’s business, financial condition, commercialization prospects and results of operations may be adversely affected.

F-star is, and expects to continue to be, dependent on partnerships with partners relating to the development and commercialization of certain of F-star’s existing and future research programs and mAb2 product candidates. F-star currently has collaborative research relationships with each of Ares Trading S.A. (“Ares”), an affiliate of Merck KGaA, Darmstadt, Germany, Denali Therapeutics Inc. and Kymab Limited for the development of certain mAb2 product candidates resulting from such collaborations. F-star has, and may in the future, depending on F-star’s business strategy, continue to have discussions on potential partnering opportunities with various pharmaceutical companies. If F-star fails to enter into or maintain collaborations on reasonable terms or at all, F-star’s ability to develop F-star’s existing or future research programs and mAb2 product candidates could be delayed, the commercial potential of F-star’s product could change and F-star’s costs of development and commercialization could increase. Furthermore, F-star may find that F-star’s programs require the use of intellectual property rights held by third parties, and the growth of F-star’s business may depend in part on F-star’s ability to acquire or in-license these intellectual property rights.

F-star’s dependence on collaborative partners subjects it to a number of risks, including, but not limited to, the following:

•	F-star may not be able to control the amount and timing of resources that the collaboration partner devotes to F-star’s research programs and mAb[2] product candidates;

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for collaboration agreements where F-star is solely or partially responsible for funding development expenses through a defined milestone event, the payments F-star receive from the collaboration partner may not be sufficient to cover the expenses F-star has or would need to incur in order to achieve that milestone event;

•	F-star may be required to relinquish significant rights to F-star’s collaborative partners, including rights to exploit F-star’s intellectual property and marketing and distribution rights;

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if the development of the relevant mAb[2] product candidates is not successful, F-star’s anticipated payments under any partnership agreement (e.g., royalty payments for licensed products) may not materialize;

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F-star relies on the information and data received from third parties regarding their research programs and mAb[2] product candidates and will not have control of the process conducted by the third party in gathering and composing such data and information;

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if rights to develop and commercialize F-star’s mAb[2] product candidates that are subject to collaborations revert to it for any reason, F-star may not have sufficient financial resources to develop such mAb[2] product candidates, which may result in F-star failing to recognize any value from F-star’s investments in developing such mAb[2] product candidates;

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a collaborative partner may develop a competing product either by itself or in collaboration with others, including one or more of F-star’s competitors, or seek to restrict F-star from working with other collaborators that may compete with F-star’s partner’s products, which could deprioritize the development of F-star’s products;

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F-star’s collaborative partners’ willingness or ability to complete their obligations under F-star’s partnership arrangements may be adversely affected by business combinations or significant changes in a collaborative partner’s business strategy;

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F-star may experience delays in, or increases in the costs of, the development of F-star’s research programs and mAb[2] product candidates due to the termination or expiration of collaborative research and development arrangements;

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F-star may have disagreements with collaborative partners, including disagreements over proprietary rights, contract interpretation, non-competition limitations, or the preferred course of development, that might cause delays or termination of the research, development or commercialization of mAb[2] product candidates, might lead to additional responsibilities for F-star with respect to mAb[2] product candidates, or might result in litigation or arbitration, any of which may be time-consuming and expensive;

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collaborative partners may not properly maintain or defend F-star’s intellectual property rights or may use proprietary information in such a way as to invite litigation or other intellectual property-related proceedings that could invalidate F-star’s intellectual property or jeopardize F-star’s proprietary information or expose F-star to potential litigation; or

•	collaborative partners may infringe or otherwise violate the intellectual property rights of third parties, which may expose F-star to litigation and potential liability.

F-star faces significant competition in seeking appropriate collaborative partners. F-star’s ability to reach a definitive agreement for a partnership will depend, among other things, upon an assessment of the collaborator’s resources and expertise, the terms and conditions of the proposed partnership and the proposed collaborator’s evaluation of a number of factors. These factors may include the design or results of preclinical studies or clinical trials, the likelihood of regulatory approval, the potential market for the subject mAb2 product candidate, the costs and complexities of manufacturing and delivering such mAb2 product candidate to patients, the potential of competing products, the existence of any uncertainty with respect to F-star’s ownership of technology (which can exist if there is a challenge to such ownership regardless of the merits of the challenge) and industry and market conditions generally. The collaborator may also consider alternative product candidates or technologies for similar indications that may be available to collaborate on and whether such a partnership could be more attractive than the one with F-star.

F-star may not be able to negotiate collaborations on a timely basis, on acceptable terms, or at all. If F-star is unable to do so, F-star may have to curtail the development of the mAb2 product candidate for which F-star is seeking to collaborate, reduce or delay its development program or one or more of F-star’s other development programs, delay its potential commercialization, reduce the scope of any sales or marketing activities or increase F-star’s expenditures and undertake development or commercialization activities at F-star’s own expense. If F-star elect to increase F-star’s expenditures to fund development or commercialization activities on F-star’s own, F-star may need to obtain additional capital, which may not be available to F-star on acceptable terms or at all. If F-star does not have sufficient funds, F-star may not be able to further develop mAb2 product candidates or bring them to market and generate product revenue.

Risks Related to F-star’s Business Operations, Employee Matters and Managing Growth

F-star’s future growth and ability to compete depends on retaining F-star’s key personnel and recruiting additional qualified personnel.

F-star’s success depends upon the continued contributions of its key management, scientific and technical personnel, many of whom have been instrumental for F-star and have substantial experience with F-star’s mAb2 product candidates, mAb2 technology and modular antibody technology platform. F-star is highly dependent upon F-star’s senior management, particularly Eliot Forster, F-star’s Chief Executive Officer, Neil Brewis, F-star’s Chief Scientific Officer, and Louis Kayitalire, F-star’s Chief Medical Officer, as well as F-star’s senior scientists and other members of F-star’s senior management team.

The loss of key managers and senior scientists could delay F-star’s research and development activities. In addition, F-star’s ability to compete in the highly competitive biotechnology and pharmaceutical industries depends upon F-star’s ability to attract and retain highly qualified management, scientific and medical personnel. Many other biotechnology and pharmaceutical companies and academic institutions that F-star competes with for qualified personnel have greater financial and other resources, different risk profiles and a longer history in the industry than F-star does. Therefore, F-star might not be able to attract or retain these key persons on conditions that are economically acceptable. Furthermore, F-star will need to recruit new managers and qualified scientific personnel to develop F-star’s business if F-star expand into fields that will require additional skills. F-star’s inability to attract and retain these key persons could prevent F-star from achieving its objectives and implementing F-star’s business strategy, which could have a material adverse effect on F-star’s business and prospects.

F-star expects to expand F-star’s development, regulatory and sales and marketing capabilities, and as a result, F-star may encounter difficulties in managing F-star’s growth, which could disrupt its operations.

F-star expects to experience significant growth in the number of F-star’s employees and the scope of F-star’s operations, particularly in the areas of drug development, manufacturing, regulatory affairs and sales and marketing. To manage F-star’s anticipated future growth, F-star must continue to implement and improve F-star’s managerial, operational and financial systems, expand F-star’s facilities and continue to recruit and train additional qualified personnel. Due to F-star’s limited financial resources and the limited experience of F-star’s management team in managing a company with such anticipated growth, F-star may not be able to effectively manage the expansion of F-star’s operations or recruit and train additional qualified personnel. The expansion of F-star’s operations may lead to significant costs and may divert F-star’s management and business development resources. Any inability to manage growth could delay the execution of F-star’s business plans or disrupt F-star’s operations.

F-star’s business is subject to economic, political, regulatory and other risks associated with international operations.

As a company incorporated and based in the United Kingdom, F-star’s business is subject to risks associated with conducting business internationally. Accordingly, F-star’s future results could be harmed by a variety of factors, including:

•	economic weakness, including inflation, or political instability in particular non-U.S. economies and markets;

•	differing regulatory requirements for product approvals;

•	differing jurisdictions could present different issues for securing, maintaining or obtaining freedom to operate in such jurisdictions;

•	potentially reduced protection for intellectual property rights;

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difficulties in compliance with different, complex and changing laws, regulations and court systems of multiple jurisdictions and compliance with a wide variety of foreign laws, treaties and regulations;

•	changes in non-U.S. regulations and customs, tariffs and trade barriers;

•	changes in non-U.S. currency exchange rates of the pound sterling, U.S. dollar, euro and currency controls;

•	changes in a specific country’s or region’s political or economic environment, including the implications of the United Kingdom’s withdrawal from the European Union;

•	trade protection measures, import or export licensing requirements or other restrictive actions by governments;

•	differing reimbursement regimes and price controls in certain international markets;

•	negative consequences from changes in tax laws;

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compliance with tax, employment, immigration and labor laws for employees living or traveling abroad, including, for example, the variable tax treatment in different jurisdictions of share options granted under F-star’s employee stock plan or equity incentive plan;

•	workforce uncertainty in countries where labor unrest is more common than in the United States;

•	difficulties associated with staffing and managing international operations, including differing labor relations;

•	production shortages resulting from any events affecting raw material supply or manufacturing capabilities abroad; and

•	business interruptions resulting from geo-political actions, including war and terrorism, or natural disasters including earthquakes, typhoons, floods and fires.

Exchange rate fluctuations may materially affect F-star’s results of operations and financial condition.

Due to the international scope of F-star’s operations, F-star’s assets, earnings and cash flows are affected by fluctuations in the exchange rates of several currencies, particularly the U.S. dollar and pound sterling. The functional currency of F-star Therapeutics Limited and F-star’s English subsidiaries is the pound sterling and the majority of F-star’s operating expenses are paid in pounds sterling. The functional currency of F-star’s Austrian subsidiary is the euro.

Additionally, although F-star is based primarily in the United Kingdom, F-star may receive payments from F-star’s business partners in U.S. dollars, Swiss francs and euros and F-star regularly acquire services, consumables and materials in U.S. dollars and euros. Further, potential future revenue may be derived from the United States, countries within the euro zone and various other countries around the world. These future revenues may also be affected by fluctuations in foreign exchange rates which may, in turn, have a significant impact on F-star’s results of operations and cash flows from period to period. As a result, to the extent F-star continue F-star’s expansion on a global basis, F-star expects that increasing portions of F-star’s revenue, cost of revenue, assets and liabilities will be affected by fluctuations in currency valuations. F-star may, therefore, experience economic loss and a negative impact on earnings or net assets solely as a result of currency exchange rate fluctuations.

F-star’s business and operations would suffer in the event of computer system failures, cyber-attacks or a deficiency in F-star, or F-star’s collaborators’ or third-party vendors’, cyber-security.

F-star collects, stores and transmits large amounts of confidential information, including personal information, operational and financial transactions and records, clinical trial data and information relating to intellectual property, on internal information systems and through the information systems of collaborators and third-party vendors with whom F-star contracts. Despite the implementation of security measures, these information systems are vulnerable to damage from computer viruses, malware, natural disasters, terrorism, war, telecommunication and electrical failures, cyber-attacks or cyber-intrusions over the internet or other mechanisms, attachments to emails, persons inside F-star’s organization, or persons with access to systems inside the organization. No such security measures can eliminate the possibility of the information systems’ improper functioning or the improper access or disclosure of confidential or personally identifiable information such as in the event of cyber-attacks. The risk of a security breach or disruption, particularly through cyber-attacks or cyber-intrusion, including by computer hackers, criminals, ex-U.S. governments, and cyber terrorists, has generally increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased.

Additionally, outside parties may attempt to fraudulently induce employees, collaborators, or other third-party vendors to disclose sensitive information or take other actions, including making fraudulent payments or downloading malware, by using “spoofing” and “phishing” emails or other types of attacks. F-star has previously experienced, and in the future may experience “Phishing” attacks despite efforts to prevent and mitigate future instances. For example, in recent years F-star was the target of cyber-attacks comprised of phishing incidents where an immaterial unauthorized payment was made based on misrepresentations or confidential company information was inadvertently shared with an unauthorized external party. The related immaterial payment was recovered by F-star upon identification of the incident. The unauthorized data shared was anonymized therefore no GDPR protection regulations were breached. After an internal investigation, it was determined that no further action was required under either U.K., U.S. federal or state law. It was deemed that the cyber-attacks did not have a material impact to F-star’s business or financial condition. As a result of these incidents F-star, increased its cybersecurity training for all staff. While F-star believes it responded appropriately, including implementing remedial measures to stop this cyber-attack and with the goal of preventing similar events in the future, there can be no assurance that F-star will be successful in these remedial and preventative measures or successfully mitigating the effects of future cyber-attacks.

If such future events were to occur and cause interruptions in F-star’s operations, it could result in a material disruption of F-star’s clinical and research and development activities and business operations. To the extent that any disruption or security breach was to result in a loss of or damage to F-star’s data or applications, or inappropriate disclosure of confidential or proprietary information or making of fraudulent payments, F-star could incur material legal claims and liability, damage to F-star’s reputation, suffer loss or harm to F-star’s intellectual property rights, face significant financial exposure, including incurring significant costs to remediate possible injury to the affected parties and the further research, development and commercial efforts of F-star’s future mAb2 products and product candidates could be delayed.

F-star’s employees, independent contractors, vendors, principal investigators, CROs and consultants may engage in misconduct or other improper activities, including non-compliance with regulatory standards and requirements and insider trading.

F-star is exposed to the risk that its employees, independent contractors, vendors, principal investigators, CROs and consultants may engage in fraudulent conduct or other illegal activity. Misconduct by these parties could include intentional, reckless and/or negligent conduct or disclosure of unauthorized activities to F-star that violate the regulations of the FDA, the EMA and other comparable foreign regulatory authorities, including those laws requiring the reporting of true, complete and accurate information to such authorities; healthcare fraud and abuse laws and regulations in the United States and abroad; or laws that require the reporting of financial information or data accurately. In particular, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Activities subject to these laws also involve the improper use of information obtained in the course of clinical trials or creating fraudulent data in F-star’s preclinical studies or clinical trials, which could result in regulatory sanctions and cause serious harm to F-star’s reputation. F-star intends to adopt, prior to the completion of this offering, a code of conduct applicable to all of F-star’s employees, but it is not always possible to identify and deter misconduct by employees and other third parties, and the precautions F-star take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting F-star from governmental investigations or other actions or lawsuits stemming from a failure to comply with these laws or regulations. Additionally, F-star is subject to the risk that a person could allege such fraud or other misconduct, even if none occurred. If any such actions are instituted against F-star, and F-star is not successful in defending itself or asserting F-star’s rights, those actions could have a significant impact on F-star’s business, including the imposition of civil, criminal and administrative penalties, damages, monetary fines, imprisonment, possible exclusion from participation in Medicare, Medicaid and other federal healthcare programs, additional reporting requirements and oversight if F-star become subject to a corporate integrity agreement or similar agreement to resolve allegations of non-compliance with these laws, contractual damages, reputational harm, diminished profits and future earnings, and curtailment of F-star’s operations, any of which could adversely affect F-star’s ability to operate F-star’s business, financial condition and results of operations.

Failure to comply with health and data protection laws and regulations could lead to government enforcement actions, including civil or criminal penalties, private litigation, and adverse publicity and could negatively affect F-star’s operating results and business.

F-star and any potential collaborators may be subject to federal, state, and foreign data protection laws and regulations, such as laws and regulations that address privacy and data security. In the United States, numerous federal and state laws and regulations, including federal health information privacy laws, state data breach notification laws, state health information privacy laws, and federal and state consumer protection laws, including Section 5 of the Federal Trade Commission Act, that govern the collection, use, disclosure and protection of health-related and other personal information could apply to F-star’s operations or the operations of F-star’s collaborators. In addition, F-star may obtain health information from third parties, including research institutions from which F-star obtains clinical trial data that are subject to privacy and security requirements under HIPAA, as amended by HITECH. Depending on the facts and circumstances, F-star could be subject to civil, criminal, and administrative penalties if F-star knowingly obtain, use, or disclose individually identifiable health information maintained by a HIPAA-covered entity in a manner that is not authorized or permitted by HIPAA.

Compliance with U.S. and international data protection laws and regulations could require F-star to take on more onerous obligations in F-star’s contracts, restrict F-star’s ability to collect, use and disclose data, or in some cases, impact F-star’s ability to operate in certain jurisdictions. Failure to comply with these laws and regulations could result in government enforcement actions (which could include civil, criminal and administrative penalties), private litigation, and/or adverse publicity and could negatively affect F-star’s operating results and business. Moreover, clinical trial subjects, employees and other individuals about whom F-star or F-star’s potential collaborators obtain personal information, as well as the providers who share this information with F-star, may limit F-star’s ability to collect, use and disclose the information. Claims that F-star has violated individuals’ privacy rights, failed to comply with data protection laws, or breached F-star’s contractual obligations, even if F-star is not found liable, could be expensive and time-consuming to defend and could result in adverse publicity that could harm F-star’s business.

F-star is subject to the U.K. Bribery Act 2010, the U.S. Foreign Corrupt Practices Act of 1977, and other anti-corruption laws, as well as export control laws, import and customs laws, trade and economic sanctions laws and other laws governing F-star’s operations.

F-star’s operations are subject to anti-corruption laws, including the U.K. Bribery Act 2010 (the “Bribery Act”), the FCPA, the U.S. domestic bribery statute contained in 18 U.S.C. §201, the U.S. Travel Act and other anti-corruption laws that apply in countries where F-star does business. The Bribery Act, the FCPA and these other laws generally prohibit F-star and F-star’s employees and intermediaries from authorizing, promising, offering, or providing, directly or indirectly, a financial or other advantage to government officials or other persons to induce them to improperly perform a relevant function or activity (or reward them for such behavior).

Under the Bribery Act, F-star may also be liable for failing to prevent a person associated with F-star from committing a bribery offense. F-star, along with those acting on F-star’s behalf and F-star’s commercial partners, operate in a number of jurisdictions that pose a high risk of potential Bribery Act or FCPA violations, and F-star participates in collaborations and relationships with third parties whose corrupt or illegal activities could potentially subject F-star to liability under the Bribery Act, FCPA or local anti-corruption laws, even if F-star does not explicitly authorize or have actual knowledge of such activities. In addition, F-star cannot predict the nature, scope or effect of future regulatory requirements to which F-star’s international operations might be subject or the manner in which existing laws might be administered or interpreted.

Compliance with the Bribery Act, the FCPA and these other laws is expensive and difficult, particularly in countries in which corruption is a recognized problem. In addition, anti-corruption laws present particular challenges in the pharmaceutical industry, because, in many countries, hospitals are operated by the government, and doctors and other hospital employees are considered foreign officials.

F-star is also subject to other laws and regulations governing F-star’s international operations, including regulations administered by the governments of the United Kingdom and the United States, and authorities in the European Union, including applicable export control regulations, economic sanctions and embargoes on certain countries and persons, anti-money laundering laws, import and customs requirements and currency exchange regulations, collectively referred to as the Trade Control laws.

There is no assurance that F-star will be completely effective in ensuring F-star’s compliance with all applicable anti-corruption laws, including the Bribery Act, the FCPA or other legal requirements, including Trade Control laws. If F-star is not in compliance with the Bribery Act, the FCPA and other anti-corruption laws or Trade Control laws, F-star may be subject to criminal and civil penalties, disgorgement and other sanctions and remedial measures, and legal expenses. Such liabilities could have an adverse impact on F-star’s business, financial condition, results of operations and liquidity. Likewise, any investigation of any potential violations of the Bribery Act, the FCPA, other anti-corruption laws or Trade Control laws could also have an adverse impact on F-star’s reputation, business, results of operations and financial condition. Further, the failure to comply with laws governing international business practices may result in substantial civil and criminal penalties and suspension or debarment from government contracting.

If F-star fails to comply with environmental, health and safety laws and regulations, F-star could become subject to fines or penalties or incur costs that could have a material adverse effect on the success of F-star’s business.

F-star is subject to numerous environmental, health and safety laws and regulations, including those governing laboratory procedures and the handling, use, storage, treatment and disposal of hazardous materials and wastes. F-star’s operations involve the use of hazardous and flammable materials, including chemicals and biological materials. F-star’s operations also produce hazardous waste products. F-star generally contract with third parties for the disposal of these materials and wastes. F-star cannot eliminate the risk of contamination or injury from these materials. In the event of contamination or injury resulting from F-star’s use of hazardous materials, F-star could be held liable for any resulting damages, and any liability could exceed F-star’s resources. F-star also could incur significant costs associated with civil or criminal fines and penalties.

Although F-star maintains workers’ compensation insurance to cover it for costs and expenses F-star may incur due to injuries to F-star’s employees resulting from the use of hazardous materials, this insurance may not provide adequate coverage against potential liabilities. F-star does not maintain insurance for environmental liability or toxic tort claims that may be asserted against F-star in connection with F-star’s storage or disposal of biological, hazardous or radioactive materials.

Legal, political and economic uncertainty surrounding the exit of the United Kingdom from the European Union may be a source of instability in international markets, create significant currency fluctuations, adversely affect F-star’s operations in the United Kingdom and pose additional risks to F-star’s business, revenue, financial condition, and results of operations.

On June 23, 2016, the electorate in the United Kingdom voted in favor of Brexit. Thereafter, on March 29, 2017, the country formally notified the EU of its intention to withdraw pursuant to Article 50 of the Lisbon Treaty. The withdrawal of the United Kingdom from the European Union took effect on January 31, 2020 the effective date of the withdrawal agreement with a transition period due to end on December 31, 2020. It appears likely that this withdrawal will involve a process of lengthy negotiations between the United Kingdom and European Union member states to determine the future terms of the United Kingdom’s relationship with the European Union. This could lead to a period of considerable uncertainty and volatility, particularly in relation to United Kingdom financial and banking markets. Weakening of economic conditions or economic uncertainties could harm F-star’s business, and if such conditions emerge in the United Kingdom or in the rest of Europe, it may have a material adverse effect on F-star’s operations.

Currency exchange rates in the pound sterling and the euro with respect to each other and the U.S. dollar have already been adversely affected by Brexit and that may continue to be the case. In addition, depending on the terms of Brexit, the United Kingdom could lose the benefits of global trade agreements negotiated by the European Union on behalf of its members, which may result in increased trade barriers which could make doing business in Europe more difficult.

F-star may also face new and additional regulatory costs and challenges from Brexit that could have a material adverse effect on operations. Since a significant proportion of the regulatory framework in the United Kingdom is derived from EU directives and regulations, the referendum could materially impact the regulatory regime with respect to the approval of F-star’s product candidates in the United Kingdom or the European Union. Any delay in obtaining, or an inability to obtain, any marketing approvals, as a result of Brexit or otherwise, would prevent F-star from commercializing product candidates in the United Kingdom and/or the EU and restrict its ability to generate revenue and achieve and sustain profitability. If any of these outcomes occur, F-star may be forced to restrict or delay efforts to seek regulatory approval in the United Kingdom and/or EU for its product candidates, which could significantly and materially harm F-star’s business.

European data collection (in the context of a European establishment or related to the monitoring of European individuals’ behavior) is governed by restrictive regulations governing the use, processing and cross-border transfer of personal information.

The collection and use of personal health data in the European Union is governed by the provisions of the GDPR. This legislation imposes requirements relating to having legal bases for processing personal information relating to identifiable individuals (personal data) and transferring such information outside the European Economic Area (“EEA”) including to the United States, providing details to those individuals regarding the processing of their personal data, keeping personal data secure, having data processing agreements with third parties who process personal data on F-star’s behalf, responding to individuals’ requests to exercise their rights in respect of their personal data, reporting security breaches involving personal data to the competent national data protection authority and affected individuals, appointing data protection officers, conducting data protection impact assessments and record-keeping. As F-star has operations based in the United Kingdom and Austria, F-star is subject to the GDPR because of F-star’s data processing activities that involve the personal data of individuals in connection with F-star’s clinical trials. The GDPR imposes responsibilities and liabilities in relation to personal data that F-star process and F-star may be required to put in place additional mechanisms ensuring compliance with these data protection rules. This may be onerous and may interrupt or delay F-star’s development activities, and adversely affect F-star’s business, financial condition, results of operations and prospects. Failure to comply with the requirements of the GDPR and related national data protection laws of the member states of the European Union may result in substantial fines, other administrative penalties and civil claims being brought against F-star, which could have a material adverse effect on F-star’s business, results of operations and financial condition.